UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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DOMTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Domtar Corporation 395 de Maisonneuve Blvd. West Montreal, Quebec H3A 1L6 Canada

March 28, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Domtar Corporation. The meeting this year will be held on April 30, 2014 at the Montreal Museum of Fine Arts, Claire and Marc Bourgie Pavilion, 1339 Sherbrooke Street West, Montreal, Quebec, H3G 1J5, starting at 9:00 a.m. (EDT).

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement provide information about all matters to be acted upon by the stockholders, including information about our 10 directors nominated for election, our corporate governance system, and compensation of our senior management. Financial and other information concerning Domtar Corporation is contained in the enclosed 2013 Annual Report on Form 10-K.

Your vote and participation are very important to us. As a holder of our common stock or of exchangeable shares of Domtar (Canada) Paper Inc., please take the time to review the proxy statement and accompanying materials and provide your vote on the business items of the meeting. If you are unable to attend the meeting in person, you can vote your shares by phone, via the internet or by signing, dating and returning the enclosed proxy card promptly. We will also webcast the meeting at www.domtar.com.

On behalf of the Board of Directors, we thank you for your continued support of Domtar Corporation.

Sincerely,

Harold H. MacKay	John D. Williams
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF DOMTAR CORPORATION

Time:	Wednesday, April 30, 2014, 9:00 a.m. (Eastern Daylight Time)

Place:	Montreal Museum of Fine Arts, Claire and Marc Bourgie Pavilion, 1339 Sherbrooke Street West, Montreal, Quebec, H3G 1J5

Proposals:	Stockholders will be asked to vote on the following matters:

1.	The election of the 10 members of our Board of Directors named in the proxy statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2014 fiscal year; and

4.	The transaction of any other business that may properly be brought before the annual meeting.

Who Can Vote:	The record date for the annual meeting is March 7, 2014. The only securities eligible to vote at the annual meeting are the Corporation’s common stock and a special share of voting stock held for the benefit of holders of exchangeable shares of Domtar (Canada) Paper Inc. issued in connection with the combination of Domtar Inc. and the fine paper business of Weyerhaeuser Company in March 2007.

Date of Mailing:	This proxy statement and accompanying materials are first being mailed to stockholders on or about March 28, 2014.

NOTE: If you plan to attend the annual meeting, please note that registration and seating will begin at 8:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 7, 2014 record date. Cameras and recording devices will not be permitted at the meeting. To obtain directions to attend the meeting and vote in person, please call Louise Larouche at (514) 848-5536.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 30, 2014:

The proxy statement and our 2013 Annual Report on Form 10-K are available at www.edocumentview.com/ufs.

Razvan L. Theodoru

Vice-President, Corporate Law and Secretary

Montreal, Quebec

March 28, 2014

TABLE

OF CONTENTS

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Corporation’s 2013 performance, please review the Corporation’s Annual Report on Form 10-K.

2014 Annual Meeting of Stockholders

Date and Time	Wednesday, April 30, 2014, 9:00 a.m. (Eastern Daylight Time)

Place	Montreal Museum of Fine Arts, Claire and Marc Bourgie Pavilion, 1339 Sherbrooke Street West, Montreal, Quebec, H3G 1J5

Record Date	March 7, 2014

Voting Matters and Board Recommendations

Board Recommendation
Election of 10 Directors (page 8)	FOR each Director Nominee
Advisory Vote to Approve Executive Compensation (page 54)	FOR
Ratification of Auditors (page 58)	FOR

Our Business

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of our business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of our pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a complete line of incontinence care products marketed primarily under the Attends®, IncoPack and Indasec® brand names, as well as baby diapers. In 2013, Domtar had sales of US$5.4 billion from over 50 countries. The Corporation employs approximately 10,000 people.

2013 Business Highlights

Secular demand decline continued in the North American commodity grades paper market in 2013. Our manufactured paper shipments decreased 1.8%, while our pulp shipments decreased 7% primarily due to the closure of a pulp line at one of our pulp mills. Our financial performance was impacted by price erosion in our uncoated paper business, productivity challenges in both our pulp and paper manufacturing during the first half of the year, and slow recovery in market pulp prices.

Domtar Personal Care, created just over two years ago, continued its growth with two additional acquisitions – a product line expansion into store brand infant diapers in North America, and, early in 2014, a geographic expansion into Southern Europe’s adult incontinence (AI) products market.

Overall, our net earnings amounted to $91 million ($2.72 per share on a diluted basis) and cash flow provided from operating activities amounted to $411 million for 2013. In addition, EBITDA before items1 and free cash flow1 amounted to $658 million and $169 million, respectively, while net debt-to-total capitalization ratio1 stood at 24% at December 31, 2013.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Measures on page 62 of this Proxy Statement.

2014 PROXY STATEMENT

Our 2013 accomplishments include:

Continued product line and geographic expansion of Domtar Personal Care:

•

AHP – The acquisition of Associated Hygienic Products (AHP) in July 2013 made Domtar Personal Care a leading manufacturer of store brand infant diapers in the United States, as well as opening up a wide network of retail opportunities for the division’s AI products.

•	Indas – The early 2014 acquisition of Indas, Spain’s largest manufacturer and marketer of branded adult incontinence products, positions Domtar Personal Care for pan-European growth.

Continued growth of our paper business’ strong brand approach:

•

Domtar Pulp and Paper acquired the Xerox paper and media products business in North America and, with it, added a household brand to its line of environmentally responsible, high performing papers, as well as accessing Xerox research and development for printer technologies and paper performance.

Continued rationalization of surplus assets:

•	We sold the U.S. arm of our stand-alone paper distribution business, Ariva.

•

We signed a purchase and sale agreement, subject to successful re-zoning by the developer, for the Ottawa, Ontario and Gatineau, Quebec mill sites. This is a major step towards disposing of this unique site, with a rich industrial history in the heart of Canada’s National Capital Region, in a way that meets both stockholder and community expectations.

Continued investments in competitiveness:

•	$91 million in capital investments in Domtar Personal Care

•	$147 million in capital investments in Domtar Pulp and Paper

Continued proof points of Domtar values in action – Agility, Caring and Innovation:

•	Successful completion of conversion at our Marlboro, South Carolina mill from commodity to specialty paper grades

•	Successful start-up of BiochoiceTM lignin production at our Plymouth, North Carolina mill

•	Best-ever safety performance with a Total Frequency Rate of 0.95, where a rate of 1.0 is considered world class in manufacturing

Developments on capital allocation:

•	We announced an increase to our regular quarterly dividend by 22% from $0.45 to $0.55 and we repurchased 2.5 million shares or 7% of our outstanding float

•	We successfully completed a $250 million 30-year maturity debt offering

Important Dates for 2015 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2015 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 28, 2014.

Notice of stockholder proposals to be raised from the floor of the 2015 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us by January 29, 2015.

2014 PROXY STATEMENT

IMPORTANT INFORMATION ABOUT

ANNUAL MEETING AND PROXY PROCEDURES

The Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on Wednesday, April 30, 2014, beginning at 9:00 a.m. (Eastern Daylight Time) at the Montreal Museum of Fine Arts, Claire and Marc Bourgie Pavilion, 1339 Sherbrooke Street West, Montreal, Quebec, H3G 1J5. This proxy statement and the accompanying materials are being mailed to stockholders beginning on or about March 28, 2014. We will bear the costs of the preparation, printing and distribution of the proxy statement and the accompanying materials.

Unless the context otherwise requires, in this proxy statement (i) “Corporation”, “Domtar”, “we”, “us” and “our”, mean Domtar Corporation, a Delaware corporation, and, unless otherwise indicated, its subsidiaries; (ii) “our Board” or “the Board” means the Board of Directors of the Corporation; (iii) “our common stock” means the common stock of the Corporation; (iv) “exchangeable shares” means the exchangeable shares of Domtar (Canada) Paper Inc.; (v) “stockholders” means holders of our common stock and holders of Domtar (Canada) Paper Inc. exchangeable shares; and (vi) all references herein are to U.S. dollars, unless otherwise indicated.

Q:	Who may vote at the annual meeting?

A:	Our Board has established the record date for the annual meeting as March 7, 2014. The only securities eligible to vote at the annual meeting are the Corporation’s common stock and a special share of voting stock held for the benefit of holders of exchangeable shares of Domtar (Canada) Paper Inc.

Holders of our common stock and the trustee acting for the holders of exchangeable shares will vote together as a single class on all matters.

This proxy statement and the accompanying materials are being sent to holders of our common stock and holders of exchangeable shares at the direction of the Board. You may vote all of the shares of our common stock or provide voting instructions for all of the exchangeable shares that you owned at the close of business on the record date. Each share of our common stock and each exchangeable share not held by the Corporation or our affiliates entitles the holder to one vote on each of the 10 director nominees and one vote on all other matters presented at the meeting. On the record date, we had 32,055,527 shares of common stock outstanding and entitled to vote at the meeting and there were 429,408 exchangeable shares outstanding and entitled to give voting instructions for the meeting.

Q:	How do I provide voting instructions for my exchangeable shares?

A:	A trustee, Computershare Trust Company of Canada, holds the special share of voting stock under a trust agreement. The trust agreement provides that each holder of exchangeable shares issued by Domtar (Canada) Paper Inc., a Canadian subsidiary of the Corporation, is entitled to instruct the trustee how to vote at the Corporation’s stockholder meeting. Voting instruction cards are enclosed for holders of exchangeable shares. As of the record date, each exchangeable share is exchangeable into one share of our common stock and therefore entitles the holder thereof to provide instructions for one vote on all matters presented at the meeting. The trustee will cast votes equal to the number of outstanding exchangeable shares as to which the trustee has timely received voting instructions from the holders. If the trustee does not receive voting instructions from a holder of exchangeable shares, such holder’s votes will not be cast at the annual meeting unless the stockholder attends the meeting in person, obtains a proxy from the trustee and votes the stock at the meeting as proxy for the trustee.

Q:	What proposals will be voted on at the annual meeting?

A:	At the annual meeting, stockholders will act upon the following matters:

1.	The election of the 10 members of our Board of Directors named in the proxy statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2014 fiscal year; and

4.	The transaction of any other business that may properly be brought before the annual meeting.

The Corporation’s senior management will also present information about the Corporation’s financial performance during 2013 and will answer questions from stockholders.

2014 PROXY STATEMENT

Q:	How does the Board recommend I vote?

A:	Our Board unanimously recommends that you vote “FOR” each proposal. Please see the information included in this proxy statement relating to each item being submitted to stockholder vote at the meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy with respect to shares of our common stock or provide voting instructions with respect to exchangeable shares, the persons named as proxyholders or the trustee, as the case may be, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our by-laws.

Q:	What vote is required to approve each proposal?

A:	Each share of our common stock and each exchangeable share not held by the Corporation or our affiliates is entitled to one vote on each of the 10 director nominees and one vote on all other matters presented at the meeting. With respect to Item 1, director nominees must receive a majority of the votes cast (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee) in order to be elected. The adoption of Item 2 proposal “Advisory Vote to approve Named Executive Compensation” and Item 3 “Ratification of Appointment of Independent Registered Public Accounting Firm” proposal require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Q:	What if a director nominee does not receive a majority of the votes cast?

A:	In accordance with our Corporate Governance Guidelines, the Board will nominate for re-election as a director only candidates who agree to tender an irrevocable, contingent resignation that shall only become effective upon (i) the director’s failure to receive a majority of the votes cast in an uncontested election of directors at any meeting of stockholders of the Corporation duly held for such purpose, and (ii) the Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, then, within 90 days following the applicable stockholders meeting, the Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the Board will promptly disclose publicly its determination whether to accept the director’s resignation offer. No director may participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept such director’s resignation offer.

Q:	What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare Trust Company, N.A., our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.

Q:	How do I vote my shares?

A:	Subject to the limitations described below, you may vote by proxy or provide your voting instructions:

1.	by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card;

2.	over the telephone by calling a toll-free number provided on the enclosed proxy card; or

3.	electronically through the internet as described on the enclosed proxy card.

Submitting a proxy card or voting instruction card. Each stockholder may grant a proxy to have his or her shares voted at the annual meeting by submitting the proxy card(s) provided to him or her. Each holder of exchangeable shares of Domtar (Canada) Paper Inc. may instruct the trustee how to cast such holder’s votes at the annual meeting by submitting the voting instruction card provided to him or her. When you return a proxy card or voting instruction card that is properly signed and completed, the shares of common stock or exchangeable shares represented by that card will be voted as specified by you.

2014 PROXY STATEMENT

Submitting a proxy by telephone or through the internet. If you are a stockholder of record, you may also submit a proxy or provide voting instructions by telephone or through the internet. Please see the proxy card(s) provided to you for instruction on how to access the telephone and internet systems. If your shares are held in street name for your account, your broker or other nominee will advise you whether you may submit a proxy by telephone or through the internet. A number of banks and brokerage firms participate in programs that permit stockholders to submit a proxy by telephone or through the internet. If your shares are held by such a bank or brokerage firm, you may submit a proxy to have these shares voted at the annual meeting by telephone or internet by following the instructions on the voting instruction form accompanying this proxy statement.

Q:	Can I vote my shares in person at the annual meeting?

A:	If you are a holder of record of common stock, you may vote your shares in person at the annual meeting. If you hold your shares of common stock in street name, you must obtain a proxy or voting instruction card from your broker, banker, trustee or nominee, giving you the right to vote the shares at the annual meeting. If you are a holder of record of exchangeable shares, you must obtain a proxy from the trustee and vote your shares as proxy for the trustee to have the right to vote your shares at the annual meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Corporation’s stockholders to conduct business at a meeting of stockholders. The presence of the holders of one-third of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at the annual meeting.

Q:	What if I don’t vote or abstain from voting my shares of common stock? How are broker non-votes counted?
If my shares of common stock are held in street name by my broker, will my broker vote my shares for me?

A:	Abstentions and broker non-votes are included in the determination of shares present for quorum purposes. Abstentions are not counted as a vote “for” or “against” the election of directors. If you abstain from voting for the proposal in Item 2 or Item 3, your abstention will have the same effect as a vote against that proposal. A broker non-vote occurs when a nominee, such as a broker, holding shares in street name for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Because the NYSE rules currently view the ratification of independent registered public accounting firms as a routine matter, your broker is permitted to vote on the proposal in Item 3 of this proxy statement if it does not receive instructions from you. However, your broker does not have discretion to vote for or against the election of directors or to approve the compensation of the Named Executive Officers pursuant to the Say-on-Pay vote. In order to avoid a broker non-vote of your shares on these proposals, we encourage you to sign and return your proxy and vote your shares before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

Q:	What if I don’t provide voting instructions with respect to my exchangeable shares?

A:	Exchangeable shares for which no voting instructions have been provided will not be voted by the trustee at the annual meeting. A holder of exchangeable shares may obtain a proxy from the trustee to cast the number of votes equal to the number of shares of common stock into which such holder’s exchangeable shares are exchangeable and attend the annual meeting in person to cast such votes as proxy for the trustee.

2014 PROXY STATEMENT

Q:	Can I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. If you are a stockholder of record, you may revoke your proxy or voting instructions at any time before your voting rights are exercised at the annual meeting by delivering a signed revocation letter to the Vice-President, Corporate Law and Secretary of the Corporation or the Trustee, as the case may be, or by submitting a new proxy or voting instruction card, dated later than your first proxy or voting instruction card, in one of the ways described in this proxy statement. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the meeting. Your attendance at the annual meeting will not by itself revoke your proxy. If you are a stockholder of shares held in street name by your broker and you have directed your broker to vote your shares, you should instruct your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Will proxies be solicited in connection with the annual meeting?

A:	Yes. Proxies may be solicited on behalf of our Board by mail, telephone, other electronic means or in person and the Corporation will pay the solicitation costs. Copies of proxy materials and of our annual report to stockholders for 2013 will be supplied to brokers, dealers, banks and voting trustees, or their nominees for purposes of soliciting proxies from beneficial owners and the Corporation will reimburse those record holders for their reasonable expenses on behalf of the Corporation. Georgeson Inc. has been retained by the Corporation to facilitate the distribution of proxy materials at a fee of approximately $32,000.00.

Q:	Where can I find voting results of the annual meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four (4) business days following the meeting.

Q:	How can I submit a proposal to the Corporation for inclusion in the 2015 proxy statement?

A:	The Corporation will review for inclusion in next year’s proxy statement stockholder proposals received by November 28, 2014. Proposals should be sent to Razvan L. Theodoru, Vice-President, Corporate Law and Secretary of the Corporation, at 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2015 annual meeting of stockholders by a stockholder of the Corporation who is entitled to vote at the meeting, has given a written notice to the Secretary of the Corporation containing certain information specified in the by-laws and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than December 30, 2014 and no later than January 29, 2015, except that if the 2015 annual meeting of the stockholders is held before March 30, 2015 or after June 28, 2015, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and not later than the 90th day prior to the new date of such annual meeting. In the event that less than 100 calendar days’ notice or prior public disclosure by the Corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made by the Corporation, whichever occurs first.

Q:	How can I obtain additional information about the Corporation?

A:	General information about the Corporation is available on our website at www.domtar.com. You may view the investor relations section of our website at http://www.domtar.com/en/investors/index.asp for additional copies of this proxy statement and filings we have made with the SEC, which are also available in print, without charge, to any stockholder who requests them. In addition, the corporate section of our website at http://www.domtar.com/en/corporate/index.asp contains the Corporation’s corporate governance documents, as adopted by our Board, including committee charters, the Corporate Governance Guidelines, the Code of Business Conduct for Members of the Board of Directors and Director Independence Standards.

Requests for print copies of any of the above-listed documents should be addressed to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6, Attention: Vice-President, Corporate Law and Secretary.

2014 PROXY STATEMENT

For further information, you may also contact the Corporation’s Investor Relations Department at the following address: Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6.

This proxy statement may contain forward-looking statements relating to expectations concerning matters that are not historical facts including but not limited to performance goals. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should” and similar expressions. These forward-looking statements are subject to certain risks and uncertainties, including but not limited to the factors described in our 2013 Annual Report on Form 10-K under the heading “Item 1 – Business – Forward-Looking Statements,” which could cause actual results to differ materially from the expected results, performance or achievements expressed or implied by the forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

2014 PROXY STATEMENT

PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

Election

Pursuant to our by-laws, our Board of Directors has set the size of our Board at 10 members and has approved the nomination of the persons named in this proxy statement for election at this year’s annual meeting, by unanimous vote.

The 10 nominees for election as directors are listed below. If elected, the nominees for election as directors will serve for a term of one year that will expire at our 2015 annual meeting or until their successors are elected and qualify.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors.

Please note that if you hold your shares in street name, your broker is not able to vote on your behalf with respect to the election of directors without specific voting instructions from you. As a result, it is important if you are a stockholder in street name that you provide instructions to your broker or vote your shares as provided in this proxy statement.

Selection of Nominees for Election to the Board

The Board believes that in fulfilling its overall stewardship responsibility to the Corporation and its stockholders, it is of utmost importance that the Board functions effectively as a team and that this requires the experience, qualifications and skills of each Board member to complement those of the others. The Nominating and Corporate Governance Committee reviews and updates the skills matrix on an ongoing basis in light of current business conditions and the changing face of both the industry and the Corporation. The comments which follow reflect the process and factors taken into account by the Nominating and Corporate Governance Committee in recommending to the Board the Board nominees described in this proxy statement, bearing in mind both the Corporation’s Corporate Governance Guidelines and the skills matrix.

The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, by members of management and stockholders, as well as by recruitment consultants who may be retained by the Committee to source potential candidates meeting the nomination criteria. As noted above, the Nominating and Corporate Governance Committee evaluates prospective nominees against the skills matrix and the personal and other qualifications set out in the Corporation’s Corporate Governance Guidelines. In that evaluation the Committee considers the need for the Board, as a whole, to be diverse in the broadest sense and to consist of individuals (a) with relevant career experience and technical skills, industry knowledge and experience, financial and capital markets expertise, international business experience, and senior executive management experience, together with (b) valuable individual personal qualifications, including strength of character, mature judgment, independence of thought and an ability to work collegially. The Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in accordance with the procedures set forth in the Corporation’s by-laws. A stockholder who wishes to recommend a prospective nominee for the Board should provide notice to the Vice-President, Corporate Law and Secretary of the Corporation, in the time and manner as specified in the Corporation’s by-laws, which sets forth: the nominating stockholder’s name and address; the name and address of the proposed nominee; a representation that the nominating stockholder is a holder of record of stock of the Corporation entitled to vote at the next annual meeting of stockholders and intends to appear in person or by proxy at the next annual meeting of stockholders to nominate the nominee; a description of any arrangements or understandings between the nominating stockholder and the nominee and any other person involved in the nomination process; such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board; the consent of the nominee to serve as a director of the Corporation if so elected; and a representation as to whether the nominating stockholder intends to solicit proxies in support of the nominee. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require determining the eligibility of such proposed nominee to serve as a director.

2014 PROXY STATEMENT

Nominees

A nominee must receive a majority of the votes cast with respect to the nominee at the annual meeting to be elected. The majority vote standard means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. There are no other nominees competing for these seats on the Board of Directors, which means that we have uncontested elections. Following is certain information about each director nominee, including information regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Nominee	Business experience
Giannella Alvarez Corporate Director Atlanta, Georgia Age: 54 Director Since: 2012 2013 Meeting Attendance: 100% Committee Memberships: Audit Independent: Yes

Ms. Alvarez served as executive vice-president and general manager of the Pet Business Unit at Del Monte Corporation, one of the United States’ largest producers, distributors and marketers of branded pet and food products, between July 2013 and February 2014. From 2011 to 2013, Ms. Alvarez served as group president and CEO for Barilla Americas, where she was responsible for North, Central and South America’s operations of Barilla S.p.A., a global food and beverages company headquartered in Parma, Italy, and where she also served as chairman of the board for Barilla America, Inc. and Barilla Canada. From 2006 to 2010 she held senior global management positions at The Coca-Cola Company as vice-president & general manager for the Active Lifestyle businesses and as global vice-president for the Hydration, Sports, Energy and New Beverages businesses. Prior to that Ms. Alvarez served in a number of increasingly senior positions in marketing and general management spanning several global locations and product categories including the personal care, beauty care, home care and business to business categories in Kimberly Clark Corporation, and at The Procter and Gamble Company.

We believe that Ms. Alvarez’ extensive managerial and executive experience in international consumer product markets, including her knowledge of the personal care and paper products businesses, her consumer and branding experience gained through executive positions with global brand leaders, as well as her strategic abilities, brings a unique contribution to our Board.

Robert E. Apple Chief Operating Officer, MasTec, Inc. Miami, Florida Age: 64 Director Since: 2012 2013 Meeting Attendance: 100% Committee Memberships: Human Resources Independent: Yes

Mr. Apple is the chief operating officer of MasTec, Inc., a national infrastructure construction company active in the engineering, building, installation, maintenance and upgrade of energy, communication and utility infrastructure. He has been in that position since 2006. During 2005 and 2006, he also served as president of the MasTec Energy Group. Prior to that, he was the senior vice-president of operations for the DIRECTV Group, Inc. Mr. Apple also served in various senior executive capacities from 1989 to 2001 within the Hughes Electronics and Telefonica S.A. organizations in Europe, including as chief executive officer of Hughes Electronics-Spain.

We believe that Mr. Apple’s significant senior executive experience and managerial know-how, as well as his knowledge of European issues, qualify him as a member of our Board and the committee on which he serves.

Louis P. Gignac

President, G Mining Services Inc.

Montreal, Quebec

Age: 63

Director Since: 2007

2013 Meeting Attendance: 96%

Committee

Memberships: Human Resources

                             Environmental, Health, Safety

                             and Sustainability

Independent: Yes

Mr. Gignac has been a director of the Corporation and/or Domtar Inc. since 1995. From 1986 to 2006, he served as president and CEO of Cambior Inc., an international mining and exploration company with operations, development projects and exploration activities in the Americas that was acquired by IAMGOLD Corporation in 2006. In addition to leading Cambior, Mr. Gignac has held senior management positions with Falconbridge Copper Corp, and Exxon Minerals Company. He is currently the president of G Mining Services Inc., a private mining consulting firm with international activities.

We believe that Mr. Gignac’s extensive experience as chief executive officer of a natural resources company, together with his financial and risk management experience, and his knowledge of international issues qualify him as a member of our Board and the committees on which he serves.

Other Board Service:

Franco-Nevada Corporation

Marengo Mining Ltd. (until June 2013)

St. Andrew Goldfields Ltd. (until May 2013)

Gaz Metro Inc. (until 2011)

Andean Resources Ltd. (until 2010)

Norsemont Mining (until 2011)

2014 PROXY STATEMENT

Nominee	Business experience

David J. Illingworth

Corporate Director

Orchid, Florida

Age: 60

Director Since: 2013

2013 Meeting Attendance: 100%

Committee

Memberships: Audit

                             Environmental, Health, Safety

                             and Sustainability

Independent: Yes

Mr. Illingworth was elected to our Board in October 2013, and stands for election by the stockholders for the first time. Mr. Illingworth was the chief executive officer and a director of Smith & Nephew plc, a leading global orthopaedics devices public company, from 2007 until his retirement in 2011. Prior to 2007, he served as Smith & Nephew’s Chief Operating Officer in 2006, and as president of the orthopaedics business from 2002 to 2006. Prior to his tenure with Smith & Nephew, Mr. Illingworth held senior executive positions with VidaMed, Inc., Nellcor Puritan Bennett LLC and GE Medical Systems, Inc.

We believe that Mr. Illingworth’s extensive senior business leadership experience in the area of health care and medical products, as well as in-depth international knowledge of the life sciences and institutional health care sectors, provide him with a unique perspective that will significantly contribute to our Board and the committees on which he serves.

Other Board Service:

Varian Medical Systems, Inc. (audit committee)

Universal Hospital Services, Inc.

Brian M. Levitt

Non-executive co-chair, Osler, Hoskin & Harcourt LLP

Montreal, Quebec

Age: 66

Director Since: 2007

2013 Meeting Attendance: 100%

Committee

Memberships: Finance (Chair)

                             Nominating and Corporate

                             Governance

Independent: Yes

Mr. Levitt has been a director of the Corporation and/or Domtar Inc. since 1997. Prior to the formation of the Corporation in March 2007, he was the Chairman of the Board of Domtar Inc. from 2004. From 1991 to 2000, Mr. Levitt was president and then chief executive officer of Imasco Limited, a public consumer products and services company. Mr. Levitt is the non-executive co-chair of Osler, Hoskin & Harcourt LLP, a major Canadian law firm. From 2001 to 2010, he was co-chair of the firm, and, prior to his time at Imasco, he was a partner in the firm. Mr. Levitt has served on boards of directors of public companies since 1987.

We believe that Mr. Levitt’s extensive experience as chief executive officer of a large public company, as a board member and chair, and as a legal advisor to boards of directors of various public companies, in addition to his experience with, and understanding of the workings of, financial markets, corporate governance practices and regulatory matters make him a valuable member to our Board of Directors and the committees on which he serves.

Other Board Service:

The Toronto-Dominion Bank (Chairman of the Board; chair, corporate governance committee; human resources committee)

Talisman Energy Inc.

BCE Inc. (until 2011)

David G. Maffucci

Corporate Director

Charlotte, North Carolina

Age: 63

Director Since: 2011

2013 Meeting Attendance: 100%

Committee

Memberships: Audit

                             Environmental, Health, Safety

                             and Sustainability

                             Finance

Independent: Yes

From 2005 to 2006, Mr. Maffucci served as executive vice-president of Bowater Incorporated and president of its newsprint division. He served as chief financial officer of Bowater Incorporated from 1995 to 2005 and held a variety of positions in its finance organization throughout much of his career. Mr. Maffucci served on the board of directors of Xerium Technologies, Inc., a manufacturer and supplier of consumable products used in paper production, from November 2008 to August 2010. From June 2009 to August 2010, he also served as executive vice-president and chief financial officer of Xerium and helped guide Xerium through a “pre-packaged” Chapter 11 bankruptcy. Xerium filed a voluntary petition for relief under Chapter 11 of the federal bankruptcy law as part of a pre-arranged restructuring plan with the support of its lenders on March 30, 2010 and emerged from Chapter 11 protection on May 25, 2010. Mr. Maffucci previously worked at KPMG and is a CPA.

We believe that Mr. Maffucci’s extensive financial and operating experience in our industry, his knowledge and understanding of corporate finance, strategic planning and risk management processes as well as his experience with a large public accounting firm make him a valuable contributor to our Board.

Other Board Service:

Martin Marietta Materials Inc. (chair, audit committee)

Xerium Technologies, Inc. (until 2010)

2014 PROXY STATEMENT

Nominee	Business experience

Robert J. Steacy

Corporate Director

Toronto, Ontario

Age: 64

Director Since: 2007

2013 Meeting Attendance: 97%

Committee

Memberships: Audit (Chair)

                             Nominating and Corporate

                             Governance

                             Finance

Independent: Yes

Mr. Steacy has been a director of the Corporation and/or Domtar Inc. since 2005. In addition to having worked for Ernst & Young from 1973 to 1978 in its audit practice, Mr. Steacy has over 25 years of senior financial officer experience, including as vice-president, finance and as executive vice-president and chief financial officer of Torstar Corporation, an international publisher and a major Canadian media company, from 1989 until his retirement in 2005.

We believe that Mr. Steacy’s extensive financial expertise, as well as his risk assessment and risk management experience, uniquely qualify him as a member of our Board and the committees on which he serves, notably as the Chair of our Audit Committee.

Other Board Service:

Postmedia Network Canada Corporation (chair, audit committee)

Cineplex Inc. (chair, audit committee)

Canadian Imperial Bank of Commerce (until 2012)

Pamela B. Strobel

Corporate Director

Chicago, Illinois

Age: 61

Director Since: 2007

2013 Meeting Attendance: 96%

Committee

Memberships: Human Resources (Chair)

                             Nominating and Corporate

                             Governance

Independent: Yes

In 2005, Ms. Strobel retired as an executive vice-president and chief administrative officer of Exelon Corporation, one of the largest U.S. electric utilities. During her tenure with Exelon and its predecessor companies, starting in 1993, Ms. Strobel served as an executive vice-president and chief administrative officer and as chief executive officer of Commonwealth Edison Company, as an executive vice-president and general counsel of Unicom Corporation and Commonwealth Edison Company, as president of Exelon’s Business Services Company, and as chairman and chief executive officer of Exelon Energy Delivery, the holding company for Exelon’s energy delivery business. Prior to her career at Exelon, she was a partner with Sidley, Austin, LLP. Ms. Strobel was named as one of Fortune Magazine’s Top 50 Women in Business in 2002.

We believe that Ms. Strobel’s extensive experience in senior executive positions and her in-depth knowledge and understanding of the energy sector provide a unique contribution to our Board and the committees on which she serves.

Other Board Service:

State Farm Mutual Automobile Insurance Company

Illinois Tool Works, Inc. (chair, audit committee; executive committee)

Denis Turcotte

President and CEO, North Channel Management and North Channel Capital Partners

Sault Ste. Marie, Ontario

Age: 52

Director Since: 2007

2013 Meeting Attendance: 97%

Committee

Memberships: Environmental, Health,

                             Safety and Sustainability (Chair)

                             Human Resources

                             Finance

Independent: Yes

Mr. Turcotte is currently president and CEO of North Channel Management and North Channel Capital Partners, business consulting and private investing firms. He is also a member of the advisory board of the Brookfield Capital Partners Funds, affiliates of Brookfield Asset Management. From 2002 to 2008, Mr. Turcotte was the president and CEO and a director of Algoma Steel Inc., a North American flat steel products manufacturer. From 1992 to 2002, he held a number of senior executive positions with companies in the pulp and paper industry, including president of the paper group and executive vice-president of corporate development and strategy of Tembec Inc., a leading integrated forest products company with operations in North America and France.

We believe that Mr. Turcotte brings to the Board and the committees on which he serves his extensive experience as a senior executive of capital intensive and commodity-based industries.

Other Board Service:

Coalspur Mines, Ltd. (chair, remuneration and nomination committee; audit committee)

Norbord Inc. (audit committee; human resources committee; health, safety and environment committee)

John D. Williams President and CEO, Domtar Corporation Charlotte, North Carolina Age: 59 Director Since: 2009 2013 Meeting Attendance: 100% Independent: No

Mr. Williams has been the President and Chief Executive Officer and a director of the Corporation since joining Domtar on January 1, 2009. Mr. Williams served in senior executive positions for over eight years with SCA Packaging Ltd. and SCA Packaging Europe, Europe’s second largest producer of containerboard paper used for the manufacturing of corrugated box products. He served as president of SCA Packaging Europe, from 2005 to December 2008, where he assumed leadership over sales, marketing, finance, operations, manufacturing, distribution, supply chain and human resources. Prior to joining SCA Packaging, Mr. Williams held a number of increasingly senior positions in sales, marketing, management and operational roles, with Rexam PLC, Packaging Resources, Inc., Huhtamaki, Alberto Culver UK Ltd., and MARS Group.

We believe that Mr. Williams’ extensive international experience in key leadership roles in our industry, combined with his knowledge and understanding of global risks, challenges and opportunities facing our business, in addition to his outstanding leadership skills, are invaluable assets to our Board and our Corporation.

Other Board Service:

Owens Corning (audit committee; finance committee)

2014 PROXY STATEMENT

The Board of Directors unanimously recommends a vote FOR the election of each of the 10 director nominees.

Director Not Standing for Re-election

Director	Business experience

Harold H. MacKay

Counsel, MacPherson Leslie & Tyerman LLP

Regina, Saskatchewan

Chairman of the Board

Age: 73

Director Since: 2007

2013 Meeting Attendance: 100%

Committee

Memberships: Nominating and

                             Corporate Governance (Chair)

Independent: Yes

Mr. MacKay has served as counsel to the law firm MacPherson Leslie & Tyerman LLP in Regina, Saskatchewan since 2005 and, prior to that, he was a partner in MacPherson from 1969 to 2004. In his legal practice, Mr. MacKay represented natural resources and manufacturing companies in their commercial transactions and provided advice in relation to corporate structure and governance issues. Mr. MacKay chaired the Task Force on the Future of the Canadian Financial Services Sector in 1997 and 1998 and subsequently served as the Clifford Clark policy advisor to the Department of Finance Canada. Mr. MacKay has been a director of several manufacturing, natural resources and financial services companies, including as chair of board governance committees. He has specific experience in the forest products industry, having served as a director of Weyerhaeuser Canada Ltd. and as an advisor to the International Committee of the Weyerhaeuser Company board. Mr. MacKay is also an Officer of the Order of Canada, and a fellow of the Institute of Corporate Directors.

We believe that Mr. MacKay’s legal expertise and knowledge of governmental and regulatory affairs, his work in respect of corporate governance, and his prior extensive board participation in a wide range of businesses equipped him to play a leadership role on our Board.

Other Board Service:

The Toronto-Dominion Bank (risk committee (until April 2013); audit committee; corporate governance committee)

The Mosaic Company (until October 2013)

Director Compensation

Process and Objectives

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, is responsible for setting director compensation. Management is not involved in the process, and directors who are Domtar Corporation employees do not receive compensation for their service as directors.

The objectives of the Nominating and Corporate Governance Committee and the Board in setting director compensation are to:

•	attract highly qualified candidates to serve on the Board by remaining competitive with compensation paid to outside directors of comparable companies;

•	align the interests of directors with the interests of stockholders by fostering a long-term commitment to Corporation stock ownership; and

•	establish total compensation on a simple, easy to understand flat fee basis with appropriate differentiation between levels of responsibility (such as serving as a committee chair).

Components of Director Compensation

Our non-employee directors receive an annual cash retainer fee ($85,000 in 2013 and $100,000 in 2014) and annual equity-based compensation of equal value. The Chairman receives an annual cash retainer ($150,000 in 2013 and $175,000 in 2014) and annual equity-based compensation of equal value. Members of the Audit Committee are paid an additional cash retainer of $10,000. The Chairs of the Audit and Human Resources committees receive additional cash retainers of $30,000 and $20,000, respectively. Each other committee Chair receives an additional cash retainer of $10,000 ($20,000 in 2014). The Chairman is not eligible for any of the committee retainers described above. There will generally be no Board or committee meeting fees; however, if more than 10 Board meetings are held in a calendar year, directors may be paid Board meeting fees of $1,500 per additional meeting attended. In addition, each non-executive director traveling over three or more time zones from his or her residence in connection with his or her duties as a Board member is entitled to an annual travel fee of $10,000 ($15,000 in 2014) to compensate him or her for substantial additional travel time.

During 2013 the Nominating and Corporate Governance Committee (the “NCGC”) completed a review of directors’ compensation and recommended the changes for 2014 described in the previous paragraph. As a part of its review, the NCGC engaged Hugessen

2014 PROXY STATEMENT

Consulting Inc. (“Hugessen”) as its independent compensation advisor to conduct a benchmarking study to assess the competitiveness of the Corporation’s director compensation programs. Hugessen advised that director compensation lagged the market median for a comparator group and recommended the changes which were made. The NCGC concluded that the changes would provide appropriate competitive positioning of director compensation and recommended the changes, which were approved by the Board in December 2013. The NCGC had last reviewed directors’ compensation in 2010.

The equity portion of the directors’ fees is paid in deferred share units granted under the Corporation’s Omnibus Incentive Plan. A non-employee director may also elect to defer receipt of the cash portion of his or her annual retainer fee into deferred share units, subject to compliance with applicable tax requirements and rules established by the Human Resources Committee. Deferred share units are paid quarterly in arrears, with the number of deferred share units to be paid to be determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter. Dividends, when declared, on Domtar’s common stock are notionally invested in additional deferred share units based on the closing share price on the dividend payment date. Deferred share units are generally settled in cash or shares of our common stock, as determined by the director, upon termination of his or her Board service as an eligible Director.

The NCGC assessed the independence of its compensation advisor, Hugessen, including the potential for conflicts of interest in light of recent changes to the NYSE listing standards. Based on its assessment, the NCGC concluded that its advisor was appropriately independent and free from potential conflicts of interests.

Effective in 2013, the Board, upon recommendation of the NCGC after consultation with Hugessen, approved the introduction of a new category of deferred share units that may be granted to those directors who have achieved 100% of their stock ownership requirements. Such directors may elect to receive the equity component of their annual retainer in deferred share units that may be settled in either cash or stock one year after the grant date. The grants of this new category of deferred share units will be made at the same time as the other deferred share units, and generally subject to the same terms and conditions pursuant to the Corporation’s Omnibus Incentive Plan.

Director Stock Ownership Requirements

In order to align the long-term financial interest of our directors with those of our stockholders, directors are required to own a significant equity stake in the Corporation having a value of at least $425,000 ($500,000 in 2014) which is equivalent to five times the annual cash retainer, valued at the greater of cost or market value. Directors must meet this requirement within five years of becoming a director. All shares owned outright, as well as all deferred share units, are taken into consideration in determining compliance with these ownership guidelines. As of the date of this proxy statement, all current directors have reached the stock ownership requirements, except for Mr. Maffucci who joined the Board in May 2011, Ms. Alvarez who joined the Board in May 2012, Mr. Apple who joined the Board in October 2012 and Mr. Illingworth who joined the Board in October 2013.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
	($)	($)	($)	($)
Harold H. MacKay	156,000	150,000	32,724	338,724
Giannella Alvarez	111,000	85,000	1,986	197,986
Robert E. Apple	91,000	85,000	875	176,875
Louis P. Gignac	91,000	85,000	24,076	200,076
David J. Illingworth	23,750	21,250	–	45,000
Brian M. Levitt	101,000	85,000	34,139	220,139
David G. Maffucci	101,000	85,000	4,093	190,093
Robert J. Steacy	121,000	85,000	24,315	230,315
Pamela B. Strobel	84,750	111,250	24,387	220,387
Denis Turcotte	101,000	85,000	30,422	216,422

2014 PROXY STATEMENT

(1)	The amounts in this column include an additional $6,000 earned by directors who attended 14 Board meetings in 2013 (except for Mr. Illingworth, who joined the Board in October 2013), As per the Corporation’s policy, directors may be paid Board meeting fees of $1,500 per additional meeting attended if more than 10 Board meetings are held in a calendar year.
(2)	The amounts in this column represent the grant date fair value of the deferred share units granted under the Omnibus Incentive Plan in fiscal 2013. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein. The amounts in the table do not reflect the value, if any, that ultimately may be realized by the directors. As described above, the number of deferred share units to be paid under the Omnibus Incentive Plan is determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter.
(3)	The amounts in this column represent the grant date fair value of additional deferred share units granted as dividend equivalents for fiscal 2013 on the directors deferred share units, in accordance with the Omnibus Incentive Plan. Mr. Illingworth, having been elected to the Board of Directors in October 2013, did not receive any dividend equivalent in 2013. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein. These dividend equivalents were credited at the same time as dividends were paid to stockholders, i.e. on January 15, 2013, April 15, 2013, July 15, 2013 and October 15, 2013. Amounts differ for each director as a) a number of directors accumulated deferred shares units under the predecessor company Domtar Inc. deferred share unit plan and b) certain directors elected to defer fees into deferred share units pursuant to the Omnibus Incentive Plan.

The following table sets forth, by grant date, the number of deferred share units credited to each director and the grant date fair value of each award with respect to service as a director in 2013. All deferred share units were vested upon grant.

Equity Awards for Service as a Director of Domtar Corporation

	March 31, 2013		June 30, 2013		September 30, 2013		December 31, 2013
Name	Units	Grant Date Fair Value	Units	Grant Date Fair Value	Units	Grant Date Fair Value	Units	Grant Date Fair Value
	(#)	($)	(#)	($)	(#)	($)	(#)	($)
Harold H. MacKay	483	37,500	563	37,500	472	37,500	397	37,500
Giannella Alvarez	274	21,250	320	21,250	268	21,250	225	21,250
Robert E. Apple	274	21,250	320	21,250	268	21,250	225	21,250
Louis P. Gignac	274	21,250	320	21,250	268	21,250	225	21,250
David J. Illingworth*	–	–	–	–	–	–	225	21,250
Brian M. Levitt	274	21,250	320	21,250	268	21,250	225	21,250
David G. Maffucci	274	21,250	320	21,250	268	21,250	225	21,250
Robert J. Steacy	274	21,250	320	21,250	268	21,250	225	21,250
Pamela B. Strobel	612	47,500	320	21,250	268	21,250	225	21,250
Denis Turcotte	274	21,250	320	21,250	268	21,250	225	21,250

*	Elected to the Board in October 2013

2014 PROXY STATEMENT

GOVERNANCE OF THE CORPORATION

Board Governance

Our Board has adopted written Corporate Governance Guidelines that comply with the listing standards of the NYSE (the “Guidelines”). The Guidelines set forth requirements relating to director responsibilities, director qualification standards, including director independence, director compensation, our director resignation policy with respect to majority voting in uncontested elections, director retirement age, director orientation and continuing education, CEO succession planning, and assessment of the Board’s performance, among other matters.

Copies of our Corporate Governance Guidelines are available without charge on the corporate governance portion of our website at http://www.domtar.com/files/corporate/CORPORATE_GOVERNANCE_GUIDELINES_February_20_2013_FINAL.pdf or upon request in writing to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal (Quebec) Canada, H3A 1L6, Attention: Vice-President, Corporate Law and Secretary. The Corporation also complies with the listing standards of the TSX.

Current Members of Our Board of Directors

The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Director	Audit Committee	Nominating and Corporate Governance Committee	Human Resources Committee	Environmental, Health, Safety and Sustainability Committee	Finance Committee
Giannella Alvarez	*
Robert E. Apple			*
Louis P. Gignac			*	*
David J. Illingworth	*			*
Brian M. Levitt		*			Chair
Harold H. MacKay		Chair
David G. Maffucci	*			*	*
Robert J. Steacy	Chair	*			*
Pamela B. Strobel		*	Chair
Denis Turcotte			*	Chair	*
John D. Williams

Board and Committee Meetings

From January 1 through December 31, 2013, our Board held 14 meetings and the committees of the Board held 31 meetings. Each of our directors attended more than 95% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

2014 PROXY STATEMENT

Board Committees

The Board has standing Audit, Human Resources, Nominating and Corporate Governance, Environmental, Health, Safety and Sustainability, and Finance committees.

Audit Committee
Four members
•	Robert J. Steacy, Chair

The Audit Committee is composed solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are financially literate, as required by the NYSE. In addition, the Board has determined that Mr. Steacy and Mr. Maffucci each qualifies as an “audit committee financial expert” and has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

•	Giannella Alvarez
•	David J. Illingworth
•	David G. Maffucci

Meetings During 2013: Nine
Key Responsibilities:
•	Provide assistance to the Board of Directors with respect to its oversight of:
	–	The quality and integrity of the Corporation’s financial statements;
	–	The Corporation’s compliance with legal and regulatory requirements;
	–	The independent auditor’s qualifications and independence;
	–	The Corporation’s Enterprise Risk Management (ERM) process;
	–	The performance of the Corporation’s internal audit function and independent auditors; and
	–	The risks associated with matters within the Committee’s responsibilities and duties.
•	Appoint, retain, compensate and oversee the Corporation’s independent auditors;
•	Review, at least annually, the qualifications, performance and independence of the independent auditors;
•	Review and discuss with management and the independent auditors, and approve the Corporation’s quarterly earnings press releases, as well as the quarterly financial statements, including the disclosures under Management’s Discussion and Analysis, and their filing of Form 10-Q;
•	Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements, including the disclosures under Management’s Discussion and Analysis and recommend to the Board their approval and whether they should be included in the Corporation’s Form 10-K;
•	In consultation with the independent auditors, management and the Corporation’s internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external;
•	Discuss with the independent auditor and the Corporation’s internal auditors the scope and plans for their respective audits;
•	Review the assessment by the Corporation’s officers of the effectiveness of the Corporation’s disclosure controls and procedures and internal controls for financial reporting and the evaluations thereof by the independent auditors;
•	Discuss with management and the independent auditors the Corporation’s guidelines and policies with respect to risk assessment and risk management, including the Corporation’s major financial risk exposures, and risks associated with the financial reporting system, financial information and financial statements, and the steps management has taken to monitor and control such exposure and to preserve the integrity of the system;
•	Oversee the application of the whistleblower policy;
•	Review periodically the Code of Ethics of the Corporation and the adherence thereto by management;
•	Review periodically with the Board, the external and internal auditors and management, the Corporation’s anti-fraud program and practices.

Charter:
The Audit Committee is governed by the Audit Committee Charter, which is available on the Corporation’s website at
http://www.domtar.com/files/corporate/Domtar_Charter_of_the_Audit_Committee.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

2014 PROXY STATEMENT

Human Resources Committee
Four members
•	Pamela B. Strobel, Chair

The Human Resources Committee is composed solely of directors who meet the independence requirements of the NYSE, the requirements for a “non-employee director” under the Exchange Act, and the requirements for an “outside director” under the Internal Revenue Code of 1986, as amended (the “Code”).

•	Robert E. Apple
•	Louis P. Gignac
•	Denis Turcotte

Meetings During 2013: Six
Key Responsibilities:
•	Provide oversight in respect of the risks associated with matters within the Committee’s responsibilities and duties;
•	Review and approve the philosophy and design of the Corporation’s compensation and benefits systems in light of the Corporation’s objectives;
•	Review and make recommendations to the Board with respect to incentive compensation and equity-based plans;
•	Monitor the financial effect of the Corporation’s compensation programs and their success in achieving the Corporation’s objectives;
•	Manage the processes used by the Board to evaluate the Corporation’s chief executive officer;
•	Review and approve the compensation of the Corporation’s chief executive officer and other executive officers;
•	Administer the Corporation’s equity-based and cash incentive compensation plans;
•	Jointly with the Finance Committee, oversee the work of the Pension Administration Committee of the Corporation;
•	Provide oversight in respect of the Corporation’s compliance with legal and regulatory requirements in the areas of the Committee’s responsibilities and duties;
•	In coordination with the Nominating and Corporate Governance Committee, make recommendations to the Board with respect to the selection of a CEO of the Corporation.

Charter:

The Human Resources Committee is governed by the Human Resources Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Human_Resources_Committee_Charter_April_30_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Additional information about our Human Resources Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee
Four members
•	Harold H. MacKay, Chair	The Nominating and Corporate Governance Committee is composed solely of directors who meet the independence requirements of the NYSE.
•	Brian M. Levitt
•	Robert J. Steacy
•	Pamela B. Strobel

Meetings During 2013: Five
Key Responsibilities:
•	Review the risks associated with matters within the Committee’s responsibilities and duties;
•	Leadership role in shaping the governance of the Corporation;
•	Review and recommend to the Board the compensation of the Corporation’s directors;

2014 PROXY STATEMENT

•	Provide oversight and direction regarding the functioning and operation of the Board of Directors;
•	Review and recommend to the Board of Directors candidates for election as directors;
•	Oversee the relationship between the Corporation and its stockholders;
•	Provide oversight in respect of the Corporation’s compliance with legal and regulatory requirements, and corporate governance standards in the areas of the Committee’s responsibilities and duties;
•	Oversee the process for, and in coordination with the Human Resources Committee, make recommendations to the Board with respect to the selection of a CEO of the Corporation.

Charter:

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Nominating_and_Corporate_
Governance_Committee_Charter_FINAL_Feb_20_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Environmental, Health, Safety and Sustainability Committee
Four members
•	Denis Turcotte, Chair
•	Louis P. Gignac
•	David J. Illingworth
•	David G. Maffucci

Meetings During 2013: Five
Key Responsibilities:
•	Generally review the effectiveness of the Corporation’s policies, programs and practices at optimizing its efforts to maintain sustainable ecosystems, safe and healthy employees, and vital communities as integral elements of its commitment to create long-term stockholder value;
•	Provide oversight of the sustainability systems and performance of the Corporation that are integral components of the Corporation’s business strategy;
•	Provide oversight of the Corporation’s response to public policy, legislative, regulatory, political and social issues and trends related to environmental, health and safety, and sustainability (“EHSS”) performance that may significantly affect the business operations, financial performance or public image of the Corporation or the industry;
•	Provide oversight of the risks and opportunities associated with matters within the Committee’s responsibilities and duties;
•	Provide oversight of the Corporation’s compliance with legal and regulatory requirements in the areas of the Committee’s responsibilities and duties;
•	Review environmental, health and safety and sustainability policies regarding significant EHSS audit and monitoring systems as well as related reports from management;
•	Review EHSS standards, procedures and practices against applicable regulatory requirements and oversee compliance therewith;
•	Review objectives and plans for implementing policies, procedures, practices, compliance measures and risk management programs regarding environmental protection and occupational health and safety;
•	Discuss with management the scope and plans for the conduct of audits of EHSS performance, significant results of audits, and pending or threatened material proceedings or complaints relating to EHSS.

2014 PROXY STATEMENT

Charter:
The Environmental, Health, Safety and Sustainability Committee is governed by the Environmental, Health, Safety and Sustainability Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Domtar_Environmental_Health_Safety_and_Sustainability_Committee_Charter_July_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Finance Committee
Four members
•	Brian M. Levitt, Chair
•	David G. Maffucci
•	Robert J. Steacy
•	Denis Turcotte

Meetings During 2013: Six
Key Responsibilities:
•	Review the Corporation’s:
	–	Capital structure and capital allocation;
	–	Significant financing transactions;
	–	Mergers, acquisitions and divestitures;
	–	Insurance coverage and programs;
	–	Financial aspects of the Pension Administration Committee’s annual report;
•	Generally assist the Board of Directors in the oversight of financial resource strategies and policies, including oversight of the risks associated with matters within the Committee’s responsibilities and duties.

Charter:
The Finance Committee is governed by the Finance Committee Charter, which is available on the Corporation’s website at
http://www.domtar.com/files/corporate/Finance_Committee_Charter__April_30_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Board of Directors Leadership Structure

In accordance with our Corporate Governance Guidelines, the positions of Chairman of the Board and Chief Executive Officer are separate and distinct. Currently, the position of Chairman of the Board is held by Mr. Harold H. MacKay, and the position of CEO is held by Mr. John D. Williams. We expect that upon Mr. MacKay’s retirement from the Board at the April 30, 2014 Annual Meeting of Stockholders, Mr. Robert J. Steacy, one of the Corporation’s current directors, will be elected Chairman of the Board. Separating these positions allows our CEO to focus on the management of the Corporation, while allowing our Chairman to lead the Board in its role of providing advice to, and independent oversight of, management. We believe that this structure recognizes the time and effort that our CEO is required to devote to his position, while facilitating the independent functioning of the Board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the Board in fostering ethical and responsible decision-making and sound corporate governance practices.

Board of Directors’ Role in Risk Oversight

Our Corporate Governance Guidelines explicitly recognize that it is the responsibility of the Board to assess risks facing the Corporation and to review strategies for risk mitigation. Areas of material risk to the Corporation include economic factors (such as conditions in the general economy and in capital and credit markets, the cyclical nature of the industry and the decline in demand for uncoated freesheet paper), the impact of competition, operational matters (such as raw materials costs, labor relations and the performance of the Corporation’s operating facilities), regulatory matters (such as those relating to the environment and workplace safety), and governmental policies.

2014 PROXY STATEMENT

Our Board committees assist the Board in fulfilling its risk oversight responsibilities in certain areas of risk, including the following: the Audit Committee has primary oversight over the Corporation’s enterprise risk management process, as well as primary oversight responsibility to review and approve financial statements, financial disclosures and internal controls and procedures; the Human Resources Committee has responsibilities related to succession planning risks and the business risk implications of our compensation policies and programs; the Nominating and Corporate Governance Committee is responsible for addressing questions and risks related to Board organization, membership and corporate governance and compliance; the Environmental, Health, Safety and Sustainability Committee reviews operational risk issues related to environmental protection, occupational health and safety and sustainability; and our Finance Committee reviews the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, the Corporation’s risks related to capital structure, financing, insurance and pension. Our Board committees fulfill these duties through their regularly scheduled and special meetings with members of management (and other parties as appropriate) responsible for specific risk factors, including in the case of the Audit Committee, the internal auditors and the independent auditors, and the committees regularly report back to the Board.

Our Board and our Audit Committee work closely with management to oversee the Corporation’s Enterprise Risk Management (ERM) process, and to identify and prioritize key risks faced by the Corporation. As part of its ongoing risk oversight duties, the Board adopted the Corporation’s Enterprise Risk Management Governance Policy that establishes the fundamental principles of risk accountability and risk management as integral parts of our enterprise culture and day-to-day business activities. In addition, the Board performs detailed periodic reviews of key identified risks as part of its regular meeting agenda. It is the policy of the Corporation to pursue the opportunities to achieve its strategic, business and operational objectives in a manner that involves an acceptable level of risk.

The Board has also formally adopted the Corporation’s Compliance Program centralizing in a single source of reference a program statement and a framework for oversight of key compliance policies covering the various areas of the Corporation’s activities, reflecting best practices in the context of Domtar’s particular circumstances and needs. The Program requires the Board of Directors, management and employees to act in a consistently ethical and legal manner and, as a consequence, to minimize the risk that conduct by employees will provide the basis for legal actions, civil penalties or criminal sanctions against them or the Corporation, or damage Domtar’s reputation, and takes into account the principles and criteria developed by the U.S. Federal Sentencing Guidelines for the implementation of effective compliance and ethics programs. The Compliance Program is integrated with Domtar’s ERM program.

Risk Assessment of Compensation Programs, Policies and Practices

The Corporation has conducted an assessment of its compensation programs, policies and practices for all employees, including the Named Executive Officers, relative to risk to determine whether they create a reasonable likelihood of a material adverse effect on the Corporation. Based on this assessment, which also considered the control environment and approval processes in place, the Corporation concluded that its compensation programs, policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Corporation. The Corporation’s findings were reported to, and discussed by, the Human Resources Committee.

Director Independence and Other Determinations

Pursuant to the Corporation’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2014. During annual reviews, the Board considers any transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examines any transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that a director is independent.

The Board, upon recommendation by the NCGC, has affirmatively determined that each of our directors, other than Mr. John D. Williams, who is the President and Chief Executive Officer of the Corporation, has no material relationship with us, and is independent under the independence requirements of the listing standards of the NYSE and TSX, the Corporation’s Corporate Governance Guidelines, and our Director Independence Standards that are available on the Corporation’s website at http://www.domtar.com/files/corporate/4.Domtar_Director_Independence_Standards_October_30_2013.pdf.

2014 PROXY STATEMENT

In addition, the Board, upon recommendation of the NCGC, considered and affirmatively determined that Ms. Alvarez and Messrs. Illingworth, Maffucci and Steacy meet the independence requirements of the SEC and the NYSE rules for Audit Committee members, and that the members of the Human Resources Committee, Ms. Strobel, and Messrs. Apple, Gignac and Turcotte, meet the independence requirements of the NYSE rules for compensation committee members.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics which is applicable to all employees of the Corporation, including the principal executive officer, the principal financial officer and the principal accounting officer, and which is available on the Corporation’s website at www.domtar.com. Employees are required to complete annually a mandatory on-line training program that includes a certification attesting of their adherence to the Code. In addition, the Corporation has adopted a Code of Business Conduct for members of the Board which is available on the Corporation’s website at www.domtar.com. Copies of each of these codes will be provided without charge to any stockholder who requests them in writing.

Related Person Transaction Policy

Our Board has also adopted written Procedures for Review of Related Person Transactions. These procedures cover transactions in which the Corporation or any subsidiary was or is to be a participant, the amount exceeds $120,000, and a “related person”, as defined in Item 404(a) of Regulation S-K, has or will have a direct or indirect material interest. Each director, director nominee and executive officer of the Corporation must notify the Vice-President, Corporate Law and Secretary in writing of any such related person transaction. The Vice-President, Corporate Law and Secretary provides a copy of the notice to the Audit Committee, which reviews such transaction and approves it if the Audit Committee determines the transaction is fair and reasonable to the Corporation and consistent with the Corporation’s best interest. No such transaction took place in 2013.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to contact the Chairman of the Board, our non-management directors as a group or any committee chairperson may send written correspondence, in care of the Vice-President, Corporate Law and Secretary, to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal (Quebec) Canada, H3A 1L6. The procedures for the submission of such communications, including any complaints or concerns regarding accounting issues or other compliance matters, are contained in our Policy on Communications, which is available on the Corporation’s website at www.domtar.com.

Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications will be distributed to the director, or group of directors, to whom they are addressed. Other correspondence received by the Corporation that is addressed to one or more directors, such as subscription offers, conference invitations, media inquiries and requests for contributions, will be directed to the Office of the Secretary and treated according to our Policy on Communications.

Board Attendance at Stockholder Meetings

The Corporation expects its directors to attend the annual meeting of stockholders.

2014 PROXY STATEMENT

COMPENSATION DISCUSSION

AND ANALYSIS (“CD&A”)

Introduction and Overview

The purpose of this section is to provide material information about the compensation objectives and policies for our Named Executive Officers (“NEOs”), and to explain how the Human Resources Committee (“HRC”) of our Board made its compensation decisions for 2013. Our NEOs for 2013 include:

John D. Williams	President and Chief Executive Officer (CEO)

Daniel Buron	Senior Vice-President and Chief Financial Officer (CFO)

Michael Fagan	Senior Vice-President, Personal Care (SVP, Personal Care)

Richard Thomas	Senior Vice-President, Sales and Marketing (SVP, Sales & Marketing)

Patrick Loulou Michael Edwards	Senior Vice-President, Corporate Development (SVP, Corporate Development) who served as Senior Vice-President, Pulp and Paper Manufacturing (SVP, P&P Manufacturing) until June 30, 2013

Our compensation programs are designed to retain key executives and to motivate them to foster a culture of engagement and performance. We believe that doing so will enable Domtar to meet the operational, financial and strategic objectives established by our Board of Directors. The executive summary includes the following sections:

•	Philosophy and goals of executive compensation program;

•	Summary of our executive compensation practices;

•	Results and role of stockholder say-on-pay advisory vote;

•	Key compensation decisions for 2013; and

•	2013 compensation results.

Following the executive summary, the remainder of this CD&A provides additional information on our program structure, including details of direct target compensation for our NEOs, the process we use to set executive pay levels (including our benchmarking approach), and detailed descriptions of the key components of our program and related policies and considerations. We also briefly describe certain program changes approved for 2014. We believe all of these areas are important to our stockholders’ understanding of our programs.

The Executive Compensation section, which follows the CD&A section, provides more information on our NEOs’ compensation and benefits, and should be read in conjunction with this section.

Executive Summary

Philosophy and Goals of Executive Compensation Program

Our executive compensation programs are designed to attract, retain and motivate talented key executives who are critical to Domtar’s success over the long term consistent with the interests of our stockholders in driving both short and long-term performance of our company. Our programs are built around the following principles:

•	Emphasize variable pay: We place greater emphasis and focus on compensation that is linked to company performance, rather than on “fixed” compensation;

•	Pay for performance: Our goal is that the majority of executive compensation is earned only when we achieve our financial, operating and strategic goals; and

•	Align executive interests to stockholder interests: A significant portion of the total compensation opportunity for our senior executives is directly linked to the performance of our stock.

2014 PROXY STATEMENT

Summary of our Executive Compensation Practices

The following discussion details the key executive compensation practices that we believe drive performance and are in the interests of our stockholders. It also lists practices we have not adopted because we believe they would not support our goals and are not in our stockholders’ interests.

What We Do	What We Don’t Do

✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓

Retain independent compensation advisors engaged by, and reporting directly to, the HRC

Maintain a pay mix that emphasizes variable and performance-based rather than focused on “fixed” pay

Use multiple performance measures in both the annual and long-term incentive programs (“LTIP”), to recognize that our success is based on performance across a wide spectrum of financial and operating measures

Benchmark pay based on the size-adjusted median of companies with which we compete for business and for talent, with the ability for actual pay to vary above or below target based on performance

Fully disclose the financial performance drivers used in our incentives, in numeric terms

Periodically assess the relationship between executive pay and company performance, both in absolute terms and relative to peers

Maintain stock ownership guidelines for executives, and require specific holding periods for awards earned

Review tally sheets regularly

Regularly review share utilization levels

Maintain clawback provisions to recoup pay in select circumstances

× × × × × ×

Give excessive perquisites or other benefits

Approve excise or other tax gross-ups

Backdate or reprice stock options

Pay dividends on unearned performance-based restricted stock awards

Recycle shares for stock options and/or stock appreciation rights in stockholder approved incentive plan

Allow short sales, public trading of puts, calls or other derivatives, hedging or significant pledging of our stock by executives or directors

Results and Role of Stockholder Say-on-Pay Advisory Vote

At the annual meeting of stockholders held on May 1, 2013, over 94% of the votes cast with respect to the “say-on-pay” proposal approved the compensation of our named executive officers. Our HRC viewed this favorable outcome as conveying our stockholders’ support for our executive compensation philosophy and practices, as outlined above.

After considering our existing programs and our upcoming business challenges, the HRC determined that certain changes to the overall structure of the program would further enhance our program’s ability to support our business and strategic objectives. These changes are discussed in the paragraphs that follow.

Key Compensation Decisions for 2013

In prior years we shifted target pay opportunities out of long-term incentives into annual compensation to address the specific business, economic and retention challenges we faced at that time. In early 2013, the HRC concluded that Domtar’s compensation program should be revised in a focused and selective manner to further incent management’s execution of our business strategy. We increased the long term incentive component of our senior executives’ total compensation, and introduced a new performance measure in the LTIP focused on the delivery of New Business EBITDA. At the same time, we rebalanced cash compensation (increasing base salaries while reducing bonus targets). These changes were made to better align our plans with our new growth strategy and the long term interests of our stockholders, while also improving the competitiveness of our program by moving our mix and levels of pay closer to the median of our peer group.

2014 PROXY STATEMENT

Accordingly, after considering the long-term interests of our stockholders, our ongoing business needs, overall market competitiveness, performance and retention concerns, the following target pay and mix changes were approved for 2013:

Program Element	2013 Changes
Direct Total Compensation Amounts

•       The principal change made by the HRC was to shift more pay at risk by weighting more of the executives’ total compensation on the long-term incentive component and increasing the equity portion of those awards. With the company’s strategic direction squarely focused both on the pulp and paper business as well as the expansion of the personal care business, the HRC concluded that the time was appropriate to adjust the mix of executives’ compensation away from the annual cash awards and into the long term incentive plans.

•       Total cash compensation remained unchanged for all but our CEO, Mr. Williams, who received a two percent increase. Base salary increases were offset by a corresponding reduction in target short-term incentive opportunities and management received increased LTIP awards.

After these changes, target total compensation for our NEOs (including Mr. Williams) remains aligned with the relevant benchmark comparison.
Incentive Programs	Annual Incentive Plan (“AIP”):

As part of its ongoing discussion and review of the executive compensation program, the HRC concluded that no changes to the AIP program design were needed for 2013. The HRC was of the view that the current performance measures effectively reflect our near-term objectives. As a result, the four performance measures and their overall weightings remained the same as in 2012 with only minor adjustments made to some of the measures’ underlying components to reflect our ongoing business needs.

Stock Options

Stock options were reintroduced in 2013 to better support our longer-term business strategy and to further align LTIP design with stockholder returns. As a result, the LTIP award granted to our NEOs in February 2013 was comprised of 25% of stock options, 25% of RSUs and 50% of PSUs.

Performance Share Units (“PSUs”):

A third measure that emphasizes the strategic importance of achieving earnings growth from newly acquired businesses was added to the performance share unit awards. This measure was weighted equally with the existing Total Stockholder Return (“TSR”) and Return on Invested Capital (“ROIC”) metrics, with each at 33 1/3%.

2013 Compensation Results

Incentive awards earned by our NEOs based on our business results are summarized below:

Incentive Plan	Payout as Percent of Target	Performance Comments
AIP

	• 82.40%	• Reflects below target financial results as well as strong results for the Health & Safety and Customer SQ Index metrics.
PSUs

• 2011 Grant	• Tranche 3: 0%

•       2011 Grant: The third tranche of this grant, based solely on 2013 performance, was not earned. The portion based on TSR for 2013 was not earned because Domtar’s results placed it in the bottom three of the peer group. The portion based on 2013 ROIC was not earned because Domtar’s results were below our threshold goal.

• Tranche 4 /Cumulative tranche: 71.55%

The cumulative tranche based on 2011-2013 performance was earned in part. The portion based on TSR for the period from 2011 to 2013 was not earned because Domtar’s results placed it in the bottom three of the peer group. The portion based on 2011-2013 ROIC was earned at 143.09%.

The calculation of ROIC for the 2011 PSU grant has been updated to reflect the HRC’s decision at the time of the grant to measure ROIC for this grant on a North American “Core” basis only.

The PSUs awarded in 2011 matured at the end of 2013. Earned and vested PSUs were therefore paid in the first quarter of 2014, based on an overall payout factor of 67.41%.

• 2012 Grant	• Tranche 2: 0%

•       2012 Grant: The second tranche of this grant, based solely on 2013 performance, was not earned. The portion based on TSR for 2013 was not earned because Domtar’s results placed it in the bottom three of the peer group. The portion based on 2013 ROIC was not earned because Domtar’s results were below our threshold goal.

2014 PROXY STATEMENT

Incentive Plan	Payout as Percent of Target	Performance Comments

2013 Grant (ROIC & TSR metrics only)	• Tranche 1: 26.75%

2013 Grant: A portion of the first tranche of this grant, based on TSR and ROIC performance, was earned on a partial basis. The portion based on TSR for 2013 relative to the peer group was not earned because Domtar’s results placed it in the bottom three of the peer group. The portion based on 2013 ROIC was earned at 53.50%. Results for the New Business EBITDA metric will be measured based on 2015 performance. The New Business EBITDA metric is described in detail on page 37 of this proxy statement.

Amounts earned for the 2013 ROIC metric of the 2013 grant are banked and will not be paid out until the end of the full three-year performance period.

Additional Information on Executive Compensation Program

Compensation Decisions for 2013 – CEO Details

The tables and charts below show target total compensation for the CEO for 2012 and reflect pay decisions made for 2013, as well as the competitive positioning as compared to the size-adjusted median of the proxy peer group as described on page 28.

In accordance with Mr. Williams’ amended and restated employment agreement, his salary was paid in U.S. dollars, effective January 1, 2013. Mr. Williams’ amended and restated employment agreement is described in detail on page 39 of this proxy statement.

As noted earlier, the HRC increased the base salary for Mr. Williams by 8% and reduced his short-term incentive target to 117% from 130% which resulted in an overall increase of his target cash compensation of 2%.* The HRC also increased his long-term award opportunity, resulting in an alignment of his target total compensation with the size-adjusted comparator median.

*The table below reflects a decrease (instead of the 2% increase) of Mr. Williams’ target cash compensation due to variations in the exchange rate used for the conversion of his salary in US$.

John D. Williams: CEO – Target Total Compensation

			Change
John D. Williams	2012(1)	2013	Dollars	Percent
Base Salary	$1,123,023	$1,213,800	$90,777	+8%
Annual Incentive Plan
Target % of Base Salary	130%	117%
Target Dollars	$1,459,930	$1,420,146	–$39,784	–3%
Actual Payout % of Target	82.5%	82.40%
Actual Payout Dollars	$1,204,442	$1,170,200	–$34,242	–3%
Long-Term Incentive (LTI) Target
Target % of Base Salary	175%	250%
Target Dollars	$1,965,290	$3,034,500	$1,069,210	+54%
Target Total Direct Compensation	$4,548,243	$5,668,446	$1,120,203	+25%

(1)	Salary paid to Mr. Williams in 2012 is converted in U.S. dollars at the spot exchange rate on the date paid.

2014 PROXY STATEMENT

The following graph shows a comparison of our CEO target total compensation against peers.

Direct Compensation Mix – at Target

The 2013 target pay mix for our CEO and other NEOs is shown below, and reflects the pay changes made for 2013 as described above.

The pay mix reflects greater emphasis on variable performance-based compensation for our CEO than for our other NEOs commensurate with his impact on the Corporation’s overall performance, and the importance the Committee places on achieving the Corporation’s strategic transformation goals.

Executive Compensation Decision-making Process

Process and Participants

Our executive compensation program is the result of continuing interaction between our HRC and management, as well as input received from independent compensation advisors. The table below lists the primary roles of the key participants in our executive compensation decision-making process:

Participant	Description of Role
Human Resources Committee	• Oversees our executive compensation program. For a description of our HRC and its duties, see the “Human Resources Committee” section of this proxy statement.

• The Board and the HRC recognize the importance of executive compensation decisions to the management and stockholders of the Corporation.

2014 PROXY STATEMENT

Participant	Description of Role

• For this reason, they have:

• Carefully considered the HRC’s charter, its meeting schedule, planner and agendas, and the process by which decisions are made; and

• Reviewed the HRC planner agendas for the year to ensure that sufficient time has been allocated to consider and review alternatives before making decisions.
Independent Compensation Advisor

•       The HRC has retained an independent advisor, Hugessen Consulting Inc. (“Hugessen”), to provide ongoing advice and counsel. The HRC meets from time to time with Hugessen without any member of management present to discuss compensation matters.

•       As directed by the HRC Chair, Hugessen reviews and comments on management’s recommendations and related materials in advance of any HRC meetings or other communications. Hugessen also conducts independent research for the HRC, keeps the HRC Chair apprised of any areas of concern, and participates in HRC meetings as requested by the Chair.

•       Specific areas on which Hugessen consulted with the HRC during 2013 include: review and comment on management’s proposed programs for 2013, proxy statement disclosures, compensation peer group, benchmarking results for senior executives and resulting compensation recommendations, CEO compensation, performance measures, potential program changes for 2014, and regulatory and stockholder perspectives on pay and performance. As the decisions made by the HRC are solely its responsibility, they may reflect factors other than the recommendations and information provided by Hugessen.

•       To further ensure independence, Hugessen has been engaged by the HRC with the understanding that it will not accept any work from management without express direction or consent of the HRC Chair; to date, no such request has been made. Hugessen provides no other services to the Corporation other than independent director and executive compensation advisory services.

•       The HRC assessed the independence of its advisor, including the potential for conflicts of interest in light of NYSE listing standards. Based on its assessment, the HRC concluded that its advisor was appropriately independent and free from potential conflicts of interest.

CEO Performance and Pay Evaluations	• To assess the CEO’s performance and make decisions about his compensation, the HRC follows a structured process.

•       Management provides the HRC with relevant pay and corporate performance data that the HRC then reviews with its independent advisor Hugessen. Hugessen reviews and comments on the pay and corporate performance data received by the HRC and, as necessary, conducts additional research for the HRC.

• The Board Chair and the HRC Chair obtain input from the CEO regarding his and the Corporation’s performance.

• This data is reviewed with independent directors for input and evaluation as is consistent with good governance.

• After considering this information and various alternatives, together with supporting market and performance rationale, the HRC approves the CEO’s compensation and reports to the Board.

• The Board Chair and the HRC Chair communicate to the CEO the final decisions regarding performance and resulting compensation actions.
Management

•       Our CEO provides input to the HRC regarding our corporate performance goals and results achieved. He also conducts an in-depth review with the HRC of the performance of the Management Committee members (the senior executives who report directly to our CEO). Based on his review of performance, the CEO makes recommendations to the HRC regarding Management Committee members’ annual base salaries, short- and long-term incentive compensation, and other benefits. Prior to approval by the HRC, the Corporation’s Internal Audit department performs an audit of the short-term incentive plan results.

•       Throughout 2013, our Senior Vice-President, Human Resources regularly attended HRC meetings. Among other matters, she presented our CEO’s recommendations regarding any changes in the base salary, bonus, equity compensation or retirement and other benefits of other executive officers, consistent with appropriate benchmarking information and individual performance. She also presented management’s recommendations for program changes as part of our ongoing comprehensive program review, and compiled other relevant data as requested by the HRC.

Other Support	• Management periodically retains independent compensation advisors to provide assistance and recommendations, calculations or market data, as required.

•       In 2013, management retained the consulting firm Meridian Compensation Partners, LLC (“Meridian”) to provide general advice and counsel regarding various executive compensation matters, including benchmarking data for executive positions, assistance with incentive plan design and related technical considerations, and legislative trends and updates.

•       The HRC also assessed the independence of Meridian, including the potential for conflicts of interest, in light of NYSE listing standards. Based on its assessment, the HRC concluded that Meridian was appropriately independent and free from potential conflicts of interest.

2014 PROXY STATEMENT

Benchmarking

Use of Market Data

We use compensation market data as a reference for understanding the competitive pay positioning of each pay element and total compensation. Our HRC does not seek to manage total compensation of our executive officers within a prescribed competitive position or percentile of the comparator group or compensation market data. Instead, in exercising its judgment about compensation decisions, our HRC reviews compensation for each executive officer in relation to a range of market data (e.g., median, 25th percentile, 75th percentile, etc.) and considers this, along with internal and other external factors, in making executive pay decisions.

Peer Group

Our approach to executive pay benchmarking focuses on companies that reflect our industry, our size, and our ongoing business challenges. We take a “North American” approach to benchmarking executive pay, and used the following two groups to make pay decisions in February 2013:

Company	2011 Revenue (in millions)	Proxy Group	Aon Hewitt Group
ACCO Brands Corporation	$ 1,318		X
Avery Dennison Corporation	$ 6,026		X
Ball Corporation	$ 8,631	X	X
Bemis Co. Inc.	$ 5,323	X
Boise Cascade LLC	$ 2,240		X
Boise Inc.	$ 2,404	X	X
Canfor Corporation	$ 2,421	X	X
Cascades Inc.	$ 3,625	X
Crown Holdings	$ 8,644	X
Graphic Packaging Corporation	$ 4,206		X
Greif Inc.	$ 4,248	X
International Paper Company	$ 26,034	X	X
Kimberly-Clark Corporation	$ 20,846	X	X
MeadWestvaco Corporation	$ 6,060	X	X
New Page Corporation	$ 3,502		X
Owens-Illinois Inc.	$ 7,358	X	X
Packaging Corporation of America	$ 2,620	X	X
Rayonier Inc.	$ 1,489		X
Rock-Tenn Company	$ 5,400	X
Sealed Air Corporation	$ 5,641	X	X
Silgan Holdings	$ 3,509	X
Solo Cup Company	$ 1,636		X
Sonoco Products Company	$ 4,499	X	X
Temple Inland, Inc.	$ 3,799		X
Tupperware Corporation	$ 2,585	X	X
West Fraser Timber Co.	$ 2,762	X	X
Weyerhaeuser Company	$ 6,216	X	X
Median Revenue		$ 5,323	$ 3,799
Domtar Revenue		$ 5,612	$ 5,612

2014 PROXY STATEMENT

•

A “proxy” peer group that includes 19 companies in the paper & forest products and containers & packaging industries (reduced from 21 due to the acquisitions of Graphic Packaging and Temple-Inland). Revenues generally range from 1/2x to 2x our revenues, but key larger industry competitors also are included. This peer group is used as the primary market reference for CEO and CFO pay comparisons, as well as for incentive plan design review.

•

We also use a separate peer group of companies who participate in Aon Hewitt’s executive pay database due to the lack of a sufficient sample size for functional comparisons for our other executive positions. This “Aon Hewitt” group includes 21 companies in the paper and forest products, packaging, consumer nondurables, and other related manufacturing industries.

We believe there is appropriate consistency between the two peer groups, as approximately two-thirds of the companies in the proxy group overlap with those in the Aon Hewitt group.

To normalize for differences in company size, market median pay levels for our executives were determined for each component of pay and for total pay on a size-adjusted basis, using regression analysis based on revenues. In the benchmarking analysis used to make pay decisions in early 2013, the median revenues of the proxy group and the Aon Hewitt group were $5.3 and $3.8 billion, respectively (as compared to Domtar revenues for that analysis of $5.6 billion).

Our HRC, with the advice of its independent compensation advisor and recommendations of our CEO and our Senior Vice-President, Human Resources, reviews and approves the composition of our comparator group annually. Our HRC believes that the use of the current comparator group and selection criteria provided useful compensation benchmark information as a result of a close fit between Domtar and the comparator group companies in terms of the industry and performance profile.

Use of Tally Sheets

Our HRC regularly reviews tally sheets for each of the NEOs and the other members of our Management Committee that provide a comprehensive view of target, actual and contingent executive compensation payouts under a variety of termination and performance scenarios. The tally sheets are intended to facilitate the HRC’s understanding of the nature and amounts of total compensation under our executive compensation programs and to assist the HRC in their overall evaluation of our program.

2014 PROXY STATEMENT

Details of Executive Compensation Program

Components of Executive Compensation

The principal components of our ongoing compensation program for our NEOs, and their primary purposes, are detailed below:

Component	Purpose
Base salaries	Deliver a competitive level of fixed cash pay intended to reflect the primary duties of the role
Annual cash bonuses	Offer an opportunity to earn additional pay based on achieving predetermined performance goals pursuant to our Annual Incentive Plan
Long-term equity incentives	Align executives’ interests with stockholders through equity-based incentive vehicles pursuant to our Omnibus Incentive Plan
Retirement and other health/welfare benefits	Provide assistance with executive retirement needs, and security in case of possible illness, disability, or loss of life
Perquisites	Limited business-related benefits are provided to ensure flexibility and efficiency
Severance and Change-in-Control provisions	Provide protection against termination of employment for reasons beyond the executives’ control

The following paragraphs describe our approach to each component in greater detail. Since the compensation decisions made by the HRC for 2013 did not apply to Mr. Edwards who was retiring during the year, he is not included in the tables below. Mr. Edwards’ base salary and 100% target bonus were not changed.

Base Salaries

Every year, the HRC considers whether to grant merit increases and/or market-based adjustments to our executives. Such increases are not always made annually, but rather are made periodically after the HRC considers several factors:

•	Competitive market pay levels derived from our benchmarking analyses;

•	The executive’s performance throughout the year, and whether his or her duties changed during the year; and

•	The overall economic climate, and the Corporation’s performance.

All base salary increases, with the exception of Mr. Williams, were offset by an equal reduction in target annual cash incentives resulting in no change to total target cash in 2013. Base salaries for our NEOs, with the exception of Mr. Williams, were increased by 6% in 2013. Mr. Williams’ base salary was increased by 8%.

Base salaries in 2013 for our active NEOs were therefore as follows:

Name	Position	2013
John D. Williams	CEO	$1,213,800	*
Daniel Buron	CFO	$545,900	**
Michael Fagan	SVP, Personal Care	$488,448
Richard Thomas	SVP, Sales & Marketing	$453,097
Patrick Loulou	SVP, Corporate Development	$456,330	**
*	In accordance with Mr. Williams’ amended and restated employment agreement, his salary was paid in U.S. dollars at his current annualized rate, effective January 1, 2013. Mr. Williams’ amended and restated employment agreement is described in detail on page 39 of this proxy statement.
**	Amounts are in Canadian dollars.

Performance-Based Annual Bonuses

Annual cash incentives focus our key employees, including our executive officers, on achieving specific annual financial and operating results. Our Annual Incentive Plan plays a key role in ensuring that our total cash compensation opportunity remains competitive.

2014 PROXY STATEMENT

Target awards. Each NEO has a target bonus award for the plan year, expressed as a percentage of the actual base salary paid to the NEO during that year. As an offset to the salary adjustments made in 2013, short-term incentive targets were reduced to the following levels:

Name	Position	Target as Percent of Salary
John D. Williams	CEO	117%
Daniel Buron	CFO	88.68%
Michael Fagan	SVP, Personal Care	88.68%
Richard Thomas	SVP, Sales & Marketing	88.68%
Patrick Loulou	SVP, Corporate Development	70.99%

Based on performance, actual awards earned can vary as a percent of target from a threshold of 0% (if performance is below threshold for all measures) to a maximum of 200%. Achieving results at the performance threshold for any measure will result in a payout equal to 30% of the target award allocated to that measure. Between performance levels, award payouts will be interpolated on a straight-line basis. No bonuses are payable to our NEOs under the AIP unless we achieve a minimum EBITDA performance level. If that level is achieved, we then allocate up to 200% of the target bonus amount based on achievement of our fixed and floating measures.

Corporate performance measures. The corporate AIP measures results for “Key Performance Indicators” (“KPIs”) that we view as critical to positioning our business for the future. Corporate AIP performance measures are categorized as Fixed or Floating. The Fixed measure categories of EBITDA and Health and Safety remain constant from year to year. The Floating or variable measures change periodically based on the more immediate business challenges we expect for a particular year. These metrics apply to all of our NEOs.

Corporate measures and weightings remained the same as in 2012 with only minor adjustments made to some of the measures’ underlying components to reflect our ongoing business needs. The measures and weightings for 2013 are indicated below.

Fixed Measures

EBITDA. We view EBITDA as a leading indicator of our ability to successfully manage our business. This measure is defined as earnings before interest, taxes, depreciation and amortization, and excluding certain one-time or nonrecurring costs as further described in our AIP.

Health and Safety. Providing a safe working environment for our employees is critical to our business and directly correlated with efficient operations and manufacturing excellence. This measure focuses on the degree to which we reduce the number of occurrences that must be reported to OSHA.

Floating Measures

Customer SQ Index. We developed this measure to focus on the quality and service experience of distinct segments of our customer base. It includes four metrics that measure the number and cost of claims per ton of paper sold, on-time order completion, and in-stock status of online orders. The metric that measures the cost of claims per ton of paper sold was adjusted in 2013 to increase its weighting, and to include specific targets for the four primary paper groups to reflect the evolution of Domtar’s overall product mix.

Pulp Productivity. Increasing our productivity levels is an indicator of the efficiency with which we deploy our assets. This item measures productivity at our pulp and integrated mills relative to the prior year’s performance. A separate sub-target for the first quarter of 2013 was established to account for a capacity reduction following the shutdown of one of our production lines.

2014 PROXY STATEMENT

Performance goals and results achieved. The following charts present each KPI, its weighting, the performance goals established at the beginning of 2013, results achieved for each measure, and the related payout earned as a percent of the target award. Our HRC, in exercising its judgment regarding the appropriate level of threshold, target and maximum goals for the 2013 performance measures, considered a number of factors that included the following (without any specific weighting):

•	Historical results for the performance measure;

•	Internally forecasted results for the performance measure as determined through annual budgeting process;

•	External expectations for the performance measure; and

•	Expected degree of difficulty and likelihood of achieving the minimum, target and maximum goals.

AIP Component	Weight	Actual	Threshold	Target	Maximum	Payout as % of Target
EBITDA	60%	$658M	$651M	$766M	$881M		20.56%
Health and Safety	20%	0.95	1.10	1.05	1.00		40.00%
Customer SQ Index
• Cost of quality per ton	4.0%
¡ Business Papers	1.0%	$0.08	$0.14	$0.12	$0.11		2.00%
¡ Converting Papers	1.0%	$1.10	$3.12	$2.65	$2.34		2.00%
¡ Printing & Publishing Papers	1.0%	$1.25	$1.55	$1.32	$1.17		1.47%
¡ Technical & Specialty Papers	1.0%	$1.64	$2.10	$1.79	$1.58		1.71%
• Number of claims per 1,000 tons	1.0%	0.35	0.45	0.38	0.35		2.00%
• Percentage of orders completed on time	2.5%	96.80%	96.2%	96.6%	96.8%		5.00%
• Percentage of online orders in stock	2.5%	96.75%	96%	96.5%	97%		3.75%
Pulp Productivity
• Market pulp mill productivity	5.0%
¡ January to March	1.25%	Note 1	4,245	4,330	4,355	}	3.91%
¡ April to December	3.75%	Note 1	4,105	4,200	4,260
• Integrated mill productivity	5.0%	Note 2	7,379	7,495	7,654
Total	100%
Percentage of Target Award Payable			30%	100%	200%		82.40%

Note 1:	A monthly average Adjusted Metric Tons Per Day (AMTD) is measured relative to the goals and a corresponding payout is banked on a monthly basis. The payout for each of the two periods is based on an average of all the monthly banking for that period. If the average of the monthly banking is below the 2013 threshold set for that period, then there is no payout. The final payout at the end of the year is based on a weighted average of the payout for the two periods. For Market pulp mill productivity, the average of the monthly banking was between the threshold and target levels for the first period and was below the threshold level for the last period, resulting in a 1.062% payout for this component.
Note 2:	A monthly average Adjusted Metric Tons Per Day (AMTD) is measured relative to the goals and a corresponding payout is banked on a monthly basis. The final payout at the end of the year is based on an average of all the monthly banking. If the average of the monthly banking is below the 2013 threshold, then there is no payout. The average of the monthly banking was between the threshold and target levels, resulting in a 2.844% payout for this component.

2014 PROXY STATEMENT

The following chart details the target and actual incentive awards earned by our NEOs for 2013, which were paid out solely in cash.

*	amounts are in Canadian dollars

Long-Term Equity Incentives

Our long-term equity incentives are designed to achieve the following objectives:

•	Reward the achievement of long-term business objectives that benefit our stockholders;
•	Align the interests of our executives with those of stockholders; and
•	Retain a successful and proven management team.

Award mix. In 2013, the HRC enhanced the LTIP to incent achievement of our business strategy and increased the weighting of long-term incentives as a proportion of total compensation. In concert with this, and in order to better support our strategy by further aligning the LTIP design with stockholder returns, the HRC approved an increase of the equity portion of those LTIP awards by reintroducing stock options.

As a result, Domtar’s long-term incentive program for senior executives for 2013 in accordance with our Omnibus Incentive Plan, used a portfolio approach as shown below.

*	“Banked” means a book entry that is made at the end of each measurement period if the established performance criteria for the PSUs are met.

Approximately 250 of our managers participated in our equity compensation program in 2013. The grants awarded to Vice-Presidents were made in the same format as those for our NEOs. The grants awarded to other managers were generally comprised of restricted stock units and performance share units in a proportion of 35% and 65%, respectively.

2014 PROXY STATEMENT

Overall target awards. Target long-term equity values for 2013 awards of PSUs, RSUs and stock options to our NEOs are shown in the following chart. For all, except for Mr. Edwards, these awards were increased from 2012 levels based on the HRC’s objective to better support our business strategy by further aligning the LTIP with the long-term interests of our stockholders. Since Mr. Edwards was retiring during the year, he did not receive equity grants for 2013.

	Position	2013 Target Equity Award as a % of Base Salary
John D. Williams	CEO	250%
Daniel Buron	CFO	140%
Michael Fagan	SVP, Personal Care	90%
Richard Thomas	SVP, Sales & Marketing	113%
Patrick Loulou	SVP, Corporate Development	110%

We generally grant equity awards annually to all eligible employees in February, subsequent to review and approval by the HRC. On occasion, based on market information and/or transactions that are in progress, we may be required to delay equity grants.

Once we have determined the target value of a recipient’s long-term incentive awards and the proportion to be represented by RSUs, PSUs and stock options, we establish the specific number of shares or options to be granted subject to each type of award. For RSUs and PSUs, we do this by dividing the target value of the grant by the closing price of a share of our common stock on the date of the HRC meeting at which the grants were approved. We establish the number of options to be granted by dividing the target value of the grant by the product of the closing price of a share of our common stock on the date of the HRC meeting and the Black-Scholes ratio described under Stock Options below.

Additional information regarding the terms of our PSU, RSU and stock option awards is provided in the narrative accompanying the Grants of Plan-Based Awards Table. The following paragraphs provide summary descriptions of each program.

Tenure-Based Restricted Stock Units. RSUs awarded annually to our NEOs will “cliff” vest three years after grant, and will be settled in shares of common stock on the vesting date. Overlapping three-year RSUs with cliff vesting are expected to provide a sustained and meaningful incentive alignment with stockholders and help retain our key contributors through our sometimes volatile business cycles.

Dividend equivalents in the form of additional RSUs are credited to the participant’s account each time a dividend is paid on the Corporation’s common stock. Such additional RSUs vest and will be settled in the same manner as the RSUs to which they relate.

Stock Options. In order to better support our long-term business strategy and further align LTIP design with stockholder returns, the HRC approved the addition of a stock option component to the existing tenure-based restricted stock units and performance share units. Our NEOs, with the exception of Mr. Edwards, were granted in 2013 stock options having a grant date value equal to one third of the long-term target compensation opportunity. The compensation value of the option grants was determined on the basis of a Black-Scholes option pricing model using a valuation ratio of 46%.

Stock options awarded in 2013 have an exercise price equal to the fair market value on the date of grant and will vest in three equal annual installments on the first three anniversaries of the grant date. Once vested, the options will be exercisable at any time prior to the seventh anniversary of the grant date. Vesting of the stock options is generally conditional on being employed by the Corporation at the time of vesting.

PSUs and Award Determination. PSUs, awarded annually, represent the right to earn a higher or lower number of targeted shares if specified performance goals are attained over a three-year period. PSUs link a significant portion of pay to long-term performance and are weighted more heavily for that reason. Performance is measured separately for each of the three years in the period, as well as on a cumulative basis. Awards earned by our NEOs are settled in shares of Domtar common stock.

2014 PROXY STATEMENT

Performance measures for the PSUs include relative Total Stockholder Return (“TSR”) and absolute Return on Invested Capital (“ROIC”) for our overall business. For PSU awards granted in 2013, a third measure that emphasizes the strategic importance of achieving earnings growth from new businesses was added and was weighted equally with the existing TSR and ROIC metrics, with each at 33 1/3% as illustrated below.

These three measures in combination are viewed as solid indicators of the degree to which we create value for our stockholders.

At the beginning of the three-year cycle, goals for ROIC and TSR were set for each single year during the three-year measurement period, as well as on a cumulative basis for the entire three-year period. Each measurement period is weighted equally, as shown below. For the New Business EBITDA, the goal was set at the beginning of the three-year cycle and was based on targeted 2015 performance.

No awards will be earned when performance is below what is deemed to be performance threshold. Awards earned can range from 50% to 200% of target based on performance levels achieved. PSUs earned for the performance periods will vest in full at the end of the entire three-year period. PSUs awarded to our NEOs in 2013 for performance periods from 2013 through 2015 will mature at the end of 2015 based on performance results achieved. No dividend equivalents are paid on PSUs.

Relative TSR and Peer Group. 33 1/3% of the 2013 PSU award can be earned based on our TSR performance relative to peers. The peer group against which relative TSR will be measured was selected to ensure a close alignment with our business competitors in terms of both product mix and geographic footprint. To allow for possible industry consolidation, the peer group will include the first 12 companies on the list below that remain publicly-traded as determined at the end of each of the four measurement periods:

Relative TSR – List of Potential Peers

1.	Boise Inc.
2.	Glatfelter Corporation
3.	International Paper Company
4.	MeadWestvaco Corporation
5.	Packaging Corp. of America
6.	Sappi Ltd
7.	UPM Kymmene Corporation
8.	Wausau Paper Corp.
9.	Buckeye Technologies Inc.
10.	Rock-Tenn Company
11.	Clearwater Paper Corporation
12.	Kapstone Paper and Packaging Corporation
13.	Schweitzer-Mauduit International Inc.
14.	Sonoco Products Company

2014 PROXY STATEMENT

The peer group used to determine TSR performance of peers at the end of 2013 excluded Boise Inc. and Buckeye Technologies Inc. as they were acquired during 2013, and included Schweitzer-Mauduit International Inc. and Sonoco Products Company.

Changes for 2014: Since Boise Inc. and Buckeye Technologies Inc. were both acquired in 2013 and to account for other potential mergers and acquisitions during the performance period of the 2014 PSU grant, seven new companies were added to the TSR peer group in 2014 to ensure that a minimum of twelve companies will remain available for the relative TSR comparison at the end of the four measurement periods. In addition, two companies were dropped and the order of the companies within the peer group was modified to optimize the exposure to each sector: paper, pulp and consumer products.

The performance levels and resulting payouts for this metric are as follows:

Performance Level	Result	Payout as Percent of Target
Threshold	Domtar TSR ranks above bottom 3 companies	50%
Target	Domtar TSR ranks at median	100%
Maximum	Domtar TSR ranks as one of the top 3 companies	200%

Linear interpolation applies to determine awards earned for results between performance levels of Threshold and Target, and between Target and Maximum.

ROIC. 33 1/3% of the 2013 PSU award may be earned based on the achievement of ROIC for our overall business for each of the performance periods. For this purpose, ROIC is defined as Net Operating Profit Less Adjusted Taxes / Invested Capital:

•

Net Operating Profit Less Adjusted Taxes: Operating income (loss), (per audited financial statements), net of a charge (benefit) for income taxes calculated at a standardized rate of 35%, and excluding Alternative Fuel Tax Credit, write-downs, impairments, and closures;

•	Invested Capital: Total Assets, minus Non-Interest Bearing Current Liabilities (Non-Interest Bearing Current Liabilities = Trade and other payables).

The calculation of ROIC results for the 2011 PSU grant has been updated to reflect the HRC’s decision at the time of the grant to measure ROIC for this grant on a North American “Core” basis only. However, for 2012 and 2013, the HRC revised this scope to be global to reflect our expanding business and geography.

The charts below show the ROIC goals for the 2013 tranche of each of the 2011, 2012 and 2013 PSU grants:

ROIC Goal: 2011 PSU – 2013 Tranche, and cumulative 2011-2013 Tranche
Performance Level	Result	Payout as Percent of Target
Threshold	4.50%	50%
Target	5.29%	100%
Maximum	7.10%	200%

ROIC Goal: 2012 PSU – 2013 Tranche
Performance Level	Result	Payout as Percent of Target
Threshold	4.54%	50%
Target	6.54%	100%
Maximum	8.81%	200%

ROIC Goal: 2013 PSU – 2013 Tranche
Performance Level	Result	Payout as Percent of Target
Threshold	3.25%	50%
Target	4.25%	100%
Maximum	5.25%	200%

2014 PROXY STATEMENT

Changes for 2014. To enhance the comparability of results across companies, the definition of invested capital for the portion of the PSU grant that is based on ROIC will be adjusted starting with the 2014 grants so that it includes the sum of total debt and total stockholders’ equity. The Corporation believes that this revised definition aligns more closely with how our investors assess the returns we generate on the capital invested in our operations.

New Business EBITDA. The HRC introduced a third measure to the performance share unit awards for 2013 in order to emphasize the strategic importance of achieving earnings growth from its newly acquired businesses. The HRC is of the opinion that this new measure will help provide a strong incentive to deliver significant new EBITDA and an acceptable return on the company’s invested capital, ensuring that the acquisitions add stockholder value over time.

33 1/3% of the PSU award granted in 2013 may therefore be earned based on the achievement of New Business EBITDA, defined as any EBITDA in the Personal Care reporting segment. Results will be measured based on the year ending December 31, 2015 and any awards earned will vest immediately.

The maximum performance level for the 2015 New Business EBITDA metric for the PSU is set at a level that the HRC believes can be very difficult to achieve in the absence of exceptional performance. In the HRC’s view, in order to achieve this performance level, management would have to make significant year-to-year improvements in our operations cost structure, increase sales levels to support new capacity, optimize supply chain efficiency and capture the synergies forecasted in our recent transactions. The target level is set at a level that, if some of the above-mentioned objectives are not completely achieved, we would expect that the target performance level could still be achieved. The threshold performance level is set at a level that the HRC believes will motivate management to increase EBITDA generated by new businesses, but should be achievable.

The following tables show the results to date for each of the 2011, 2012 and 2013 PSU grants. All performance periods for the 2011 grant are now complete, with a final payout of awards earned for that grant at 67.41% of target, as shown in the table below. The 2012 and 2013 grants are still in progress; the tables below show the results to date.

2011 & 2012 Grants
	Relative Total Stockholder Return – 50%		Absolute ROIC – 50%
Performance Period and Weighting	Total Stockholder Return	% of Target Attained	Absolute ROIC Results Achieved	% of Target Attained	Total
2011 Grants*
25% – 2011	Median of TSR peer group	100%	9.27%	200%	150%
25% – 2012	Bottom 3 of TSR peer group	0%	5.23%	96.20%	48.10%
25% – 2013	Bottom 3 of TSR peer group	0%	3.54%	0%	0%
25% – 2011-2013	Bottom 3 of TSR peer group	0%	6.07%	143.09%	71.55%
Total payout					67.41%
2012 Grants
25% – 2012	Bottom 3 of TSR peer group	0%	5.05%	62.75%	31.375%
25% – 2013	Bottom 3 of TSR peer group	0%	3.32%	0%	0%

*	The calculation of ROIC results for the 2011 PSU grant has been updated to reflect the HRC’s decision at the time of the grant to measure ROIC for this grant on a North American “Core” basis only.

2013 Grant
	Relative Total Stockholder Return – 33 1/3%		Absolute ROIC – 33 1/3%		New Business EBITDA – 33 1/3%
Performance Period and Weighting	Total Stockholder Return	% of Target Attained	Absolute ROIC Results Achieved	% of Target Attained	New Business EBITDA results achieved	% of Target Attained	Total
2013 Grants
25% – 2013	Bottom 3 of TSR peer group	0%	3.32%	53.50%	Vest in 2015		Will be determined in 2015

Awards earned in relation to the TSR and ROIC results are banked until the end of the three-year performance cycle. At that time, awards earned will vest and either be paid out in shares or, if a timely election is made, be deferred into deferred share units (“DSUs”), which pay out in Domtar stock at a later date. The portion of the award linked to the New Business EBITDA metric will vest after the three-year performance period.

2014 PROXY STATEMENT

2014 Program Changes

As part of its ongoing discussion and review of our executive compensation programs, the HRC concluded that no changes were required to the executive compensation framework or design for 2014 as it believes the programs in place effectively incent management’s execution of our business strategy.

Employee Benefits and Perquisites

As part of a competitive total compensation program, we also offer our executives the ability to participate in customary employee benefit programs as outlined in the table below.

Types of benefits	Underlying rationale for offering these benefits	Description of benefits provided
Retirement benefits	Attract and retain the highest caliber executive talent by: • ensuring our overall compensation is competitive, and • providing our executives with a baseline level of financial security.

Tax-qualified plans:

•       Defined contribution option under the Domtar Pension Plan (Canadian tax-qualified pension plan that covers all Canadian Domtar employees)

•       Messrs. Williams, Buron and Loulou participate in this plan.

•       Domtar U.S. Salaried 401(k) plan (tax-qualified defined contribution plan available to all U.S. employees of Domtar)

•       Messrs. Thomas and Fagan participate in this plan. Starting in 2014, Mr. Williams will also participate in this plan.

•       Domtar U.S. Salaried Pension Plan (tax-qualified defined benefit cash balance plan that covers all U.S. Domtar employees hired on or before December 31, 2007)

•       Mr. Thomas participates in this plan.

•       Mr. Edwards participated in the Domtar U.S. Salaried 401(k) Plan and in the Domtar U.S. Salaried Pension Plan until his retirement.

Supplemental Executive Retirement Plans (“SERPs”) for Canadian and U.S. Executives:

•       Supplemental retirement benefits are provided to certain officers and key employees, under two supplemental retirement plans (DC SERP and DB SERP).

•       The SERP plans were designed to provide a competitive yet cost-effective retirement benefit over an executive’s career, and to provide consistency in employer-paid retirement plans for executives in Canada and the U.S. (to the degree possible, given differences in tax rules).

•       Mr. Buron is also eligible to receive benefits under the legacy Supplementary Pension Plan for Designated Managers of Domtar Inc. (“DM SERP”) with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004. This plan was amended in 2013.

Recent amendments to the DM SERP were made to better align benefits with market practice. These recent amendments as well as benefits under SERP plans and other arrangements are more fully described in the narrative accompanying the Pension Benefits Table that appears later in this proxy statement.

Health and Welfare Benefits	• Offer a competitive package • Provide benefits that will enable our executives to more fully focus on the demands of running our business.

•       Medical & dental benefits

•       Life, accidental death and dismemberment coverage

•       Long-term disability insurance coverage

Provisions applicable to our NEOs vary based on whether they are based in the U.S. or in Canada.

Executive Perquisites	• Provide flexibility to our executives • Increase travel efficiencies (for the CEO), which in turn ensures more productive use of his time and a greater focus on Domtar-related activities.

For a description of the perquisites provided, refer to the footnote disclosure to the All Other Compensation column in the Summary Compensation Table that appears later in this proxy statement.

We do not provide tax gross-ups on any perquisites other than for relocation expenses that are taxable.

2014 PROXY STATEMENT

Employment Agreements and Other Post-Termination Protections

From time to time, the HRC believes it is in Domtar’s best interests to enter into employment agreements to attract talented executives to join our management team. The highly competitive nature of the relevant market for key leadership positions means we may be at a competitive disadvantage in trying to hire executives from outside our Corporation if we cannot offer them the type of protections typically included in such agreements.

In mid-2013, we entered into an amended and restated employment agreement with Mr. Williams with respect to his continued employment as President and Chief Executive Officer of the Corporation. This agreement amends and restates in its entirety, as of January 1, 2013, the prior agreement dated September 15, 2008 and reflects his relocation from Canada to the United States as well as changes to severance amounts payable following a change in control to align his severance in such events with the severance payable to our other senior officers. The material terms of the amended and restated agreement with Mr. Williams are described in the section entitled “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

In August 2011, in connection with the acquisition of Attends, Mr. Fagan entered into an employment agreement with Domtar. In December 2012, Mr. Fagan’s employment agreement was amended to reflect his promotion to Senior Vice-President, Personal Care. Pursuant to this agreement, Mr. Fagan is entitled to a cash retention payment that is conditional on Mr. Fagan’s continued employment through December 31, 2014, and to an equity retention award that will become payable in full if he remains employed until August 31, 2015. This and other material terms of Mr. Fagan’s agreement are described in the section entitled “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

Members of our Management Committee (other than Messrs. Williams and Fagan whose severance is governed by their employment agreements) are eligible to participate in a severance program intended to assure that they are treated fairly in the event their employment is terminated.

This program is intended by our HRC to:

•	Help us attract and retain executive talent in a competitive marketplace;
•	Enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control;
•	Foster their objectivity in considering a change-in-control proposal;
•	Facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change-in-control and severance situations; and
•	Protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.

Our Omnibus Incentive Plan provides limited change in control protections. Generally, except in the case of deferred compensation awards granted to retirement-eligible employees, awards do not vest on a change in control unless one of the following occurs: (1) the Board exercises its discretion to accelerate vesting, (2) an executive’s employment is terminated within a short period before or after the change in control; or (3) the transaction is of such a nature that no replacement awards will be granted. This “double trigger” feature prevents undue excess compensation upon a change in control, and aligns our program with current market trends. For tax reasons, RSUs for retirement-eligible employees vest under limited change in control events that result in cash payments to our stockholders.

The benefits provided under the arrangements and plans described above are detailed and quantified under the heading “Employment Agreements and Potential Payments upon Termination or a Change in Control” later in this proxy statement.

2014 PROXY STATEMENT

Related Policies and Considerations

Stock Ownership Guidelines

The HRC approved the adoption of stock ownership guidelines to further align the interests of the Management Committee members with our stockholders. The table below summarizes the guidelines:

Required levels	✓ ✓	CEO: 3x base salary Other Management Committee Members: 2x base salary
Shares counted towards guidelines	✓ ✓ ✓ ✓ ✓	Outright stock owned Performance shares, once earned Deferred stock units, upon grant date Restricted stock, upon grant date Stock owned through benefit plans
Window to achieve	✓	5 years
If not on track to achieve guideline within the 5-year window	✓ ✓

Must defer receipt of 50% of net shares issued upon exercise of stock options or vesting of RSUs or performance awards until achieved

May also defer receipt of shares, as applicable, to meet guidelines

Status (as reviewed annually by the HRC)	✓	All our NEOs have achieved or are on target to achieve the required amount of stock within the allotted time.

Policy on Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. The Corporation’s stockholders have previously approved terms under which the Corporation’s annual and long-term performance incentive awards may qualify as performance-based.

The HRC intends to preserve the tax deductibility of compensation paid to our executive officers to the extent consistent with our overall program objectives and philosophy, but recognizes that doing so may not always be feasible. The Corporation expects that any foregone tax deductions from compensation not exempt from Section 162(m) provided to each of our NEOs will be modest.

Forfeiture of Awards for Misconduct (“Clawback”)

If a participant in the Omnibus Incentive Plan knowingly or grossly negligently engages in financial reporting misconduct, then all awards and gains from the exercise of options or stock appreciation rights in the 12 months prior to the date the misleading financial statements were issued as well as any awards that vested based on the misleading financial statements will be disgorged to the Corporation. In addition, the Corporation may cancel or reduce, or require a participant to forfeit and disgorge to the Corporation or reimburse the Corporation for, any awards granted or vested, and bonus granted or paid, and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common stock, to the extent permitted or required by, or pursuant to any Corporation policy implemented as required by, applicable law, regulation or stock exchange rule as may from time to time be in effect.

Timing of Equity Grants

While the Corporation does not coordinate the timing of equity awards around the release of material non-public information, when there is material non-public information, it may delay grants until such time as the information is either public or no longer material.

Securities Trading Policy

Domtar has adopted a securities trading policy that applies to our directors, officers, employees and agents, and family and household members, among others. This policy prohibits insider trading and tipping, short sales of Domtar securities, options transactions in puts, calls or other derivative securities, and hedging. The policy also prohibits significant pledging transactions by our directors and executive officers, and no pledging of Domtar securities may occur without prior authorization by the Nominating and Corporate Governance Committee or the Human Resources Committee, as the case may be.

2014 PROXY STATEMENT

Human Resources Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

Report submitted as of February 18, 2014 by:

THE HUMAN RESOURCES COMMITTEE:

Pamela B. Strobel, Chair

Robert E. Apple

Louis P. Gignac

Denis Turcotte

Human Resources Committee Interlocks and Insider Participation

As of the date of this proxy statement, the Human Resources Committee consists of Ms. Strobel and Messrs. Apple, Gignac and Turcotte, all of whom are independent non-management directors. None of the Human Resources Committee members has served as an officer or employee of the Corporation, and none of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Corporation’s Board.

2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table and Narrative Disclosure

The table and footnotes below describe the total compensation paid or awarded to or earned by the following Named Executive Officers (“NEOs”):

•	John D. Williams (Domtar’s principal executive officer) for 2011, 2012 and 2013;

•	Daniel Buron (Domtar’s principal financial officer) for 2011, 2012 and 2013; and

•	the next three most highly compensated individuals who were serving as executive officers of Domtar on December 31, 2013, the last day of the fiscal year.

We have also included Michael Edwards, who served as an executive officer of Domtar until his retirement on June 30, 2013.

The components of the total compensation reported in the Summary Compensation Table are described below. For the description of the role of each component within the total compensation package, see the description under the heading “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compen- sation(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(6)	All Other Compen- sation(7)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
John D. Williams(1)	2013	1,213,800	–	2,157,370	376,798	1,170,200	29,945	516,445	5,464,558
President and Chief	2012	1,123,023	–	2,093,571	–	1,190,789	229,434	617,385	5,254,202
Executive Officer	2011	1,137,786	–	2,534,854	–	2,328,039	234,612	528,440	6,763,731
Daniel Buron(1)	2013	530,154	–	543,311	94,891	364,389	–	139,026	1,671,771
Senior Vice-President and	2012	515,123	–	493,895	–	420,159	386,986	179,110	1,995,273
Chief Financial Officer	2011	521,894	–	654,185	–	821,427	309,545	138,176	2,445,227
Michael Fagan	2013	488,448	–	316,062	55,198	356,920	–	150,472	1,367,100
Senior Vice-President	2012	450,000	500,000	304,324	–	363,330	–	74,468	1,692,122
Personal Care
Richard Thomas	2013	453,097	–	368,114	64,288	331,088	–	111,524	1,328,111
Senior Vice-President	2012	427,450	–	340,476	–	352,646	129,692	140,190	1,390,454
Sales and Marketing	2011	427,210	–	377,667	–	666,651	89,634	98,178	1,659,340
Patrick Loulou(1)	2013	443,167	–	356,866	62,321	243,839	–	102,821	1,209,014
Senior Vice-President	2012	430,603	–	298,159	–	288,570	48,820	128,875	1,195,027
Corporate Development	2011	436,263	–	362,007	–	550,883	10,990	100,754	1,460,897
Michael Edwards	2013	221,945	–	–	–	182,883	74,002	1,006,454	1,485,284
Senior Vice-President	2012	427,450	–	295,057	–	352,646	55,854	147,237	1,278,244
Pulp and Paper Manufacturing	2011	427,210	–	386,976	–	660,239	55,412	114,972	1,644,809

(1)	Amounts for salary and non-equity incentive plan compensation for Mr. Williams (through December 31, 2012) and for Messrs. Buron and Loulou were paid in Canadian dollars and, for purposes of this table, converted to U.S. dollars at the spot exchange rate on the date salaries were paid and non-equity incentive plan compensation was approved. Effective January 1, 2013, Mr. Williams’ compensation is in U.S. dollars.
(2)	This column represents the base salary earned for the full year in 2011, 2012 and 2013 with the exception of Mr. Edwards for whom it represents, for 2013, the base salary earned for the period from January 1 through June 30, 2013.
(3)	This column represents the aggregate grant date fair value of the restricted stock units (“RSUs”) and the performance share units (“PSUs”) granted in the applicable year. For RSUs, the fair value is calculated using the closing price of our stock on the date of the grant. For the PSUs granted in 2013, this column represents the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. Assuming the highest performance conditions for the 2013 PSU awards, the grant date fair value would be: Mr. Williams $2,814,333; Mr. Buron $ 708,798; Mr. Fagan $412,303; Mr. Thomas $480,205; and Mr. Loulou $465,531.
(4)

This column represents the grant date fair value of the options granted in 2013. No options were granted in 2011 or 2012. Options are the right to purchase shares of Domtar common stock at a specified price, over a specified term (usually seven years) following the grant date. The fair value of the awards was determined using the valuation

2014 PROXY STATEMENT

methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts do not reflect the value, if any, that ultimately may be realized by the named executive officers.
(5)	This column represents the actual cash bonuses earned in 2011, 2012 and 2013, under Domtar’s Annual Incentive Plan based on the performance level achieved. See “Performance-Based Annual Bonuses” in the CD&A for a discussion of the target performance levels.
(6)	This column represents the actuarial increase in the applicable year in the pension value of the defined benefit retirement plans in which each named executive participates. Domtar does not pay above market rates or preferential rates under its nonqualified deferred compensation plans. For purposes of this table, the change in pension value for Mr. Williams was calculated in Canadian dollars and converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2013 (0.9712).
(7)	Amounts shown in the “All Other Compensation” column include the following (for 2013 only):

Name	Company Contributions to Defined Contribution Plans(a)	Company Paid Medical Exams	Personal Use of Corporate Transportation(b)	Company Paid Insurance Premiums(c)	Financial Counseling	Professional Dues	Dividends(e)	Cash Payout of Accrued Vacations(f)	Club Member- ship(g)	Seve- rance(h)	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
John D. Williams(d)	259,528	–	82,463	30,807	13,442	–	127,542	–	2,663	–	516,445
Daniel Buron(d)	103,697	1,116	2,331	10,732	3,908	961	16,281	–	–	–	139,026
Michael Fagan	94,651	–	–	23,221	3,500	–	29,100	–	–	–	150,472
Richard Thomas	70,796	–	–	23,427	3,443	–	10,373	3,485	–	–	111,524
Patrick Loulou(d)	79,568	951	2,331	10,074	–	413	9,484	–	–	–	102,821
Michael Edwards	45,678	–	–	20,178	7,444	–	6,136	72,118	–	854,900	1,006,454

(a)	Company contributions were made to the Domtar U.S. Salaried 401(k) plan for Messrs. Fagan ($28,050), Thomas ($14,025) and Edwards ($14,025), to the Domtar Pension Plan for Non-Negotiated Employees for Messrs. Williams ($11,786), Buron ($11,786) and Loulou ($11,786) and to the DC SERP for Designated Executives of Domtar for Messrs. Williams ($247,742), Buron ($91,911), Fagan ($66,601), Thomas ($56,771), Loulou ($67,782) and Edwards ($31,653).
(b)	Pursuant to his amended and restated employment agreement, Mr. Williams continues to be entitled to 24 hours per year of personal use of corporate aircraft. This includes personal use of corporate aircraft ($67,027) and automobile ($15,436). Corporate aircraft charges are based on the incremental cost to Domtar less reimbursed costs. For Messrs. Buron and Loulou, this represents the cost of company-paid parking.
(c)	Represents the cost of company-paid health, welfare, disability, life, and accidental death and dismemberment insurance for the NEOs.
(d)	For purposes of this table, amounts paid in Canadian dollars were converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2013 (0.9712).
(e)	The amounts in this column represent the grant date fair value of additional share units granted as dividend equivalents for fiscal 2013 on the RSUs, RSU Bonus awards, and unvested DSUs, in accordance with the Omnibus Incentive Plan. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein. These dividend equivalents were credited at the same time as dividends were paid to stockholders, i.e. on January 15, 2013, April 15, 2013, July 15, 2013 and October 15, 2013.
(f)	These amounts represent accrued vacation cash payouts for Messrs. Thomas and Edward.
(g)	This represents the amount paid for club membership dues pursuant to Mr. Williams’ employment agreement.
(h)	This represents the severance amount paid in connection with Mr. Edwards’ retirement.

Grants of Plan-Based Awards Table

During 2013, the NEOs received the following types of plan-based awards:

Annual Incentive Plan – Domtar’s AIP is an incentive plan based on achieving pre-established annual targets. For 2013, the award under the AIP was payable in cash (see “Compensation Discussion and Analysis – Performance Based Annual Bonuses” on page 30 of this proxy statement). Performance goals may be based on a variety of metrics set forth in the plan. The HRC may determine that special one-time or extraordinary items, as determined in accordance with U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, should or should not be included in the calculation of such measures.

For each plan year, a specified percentage of each bonus award is based upon each of the performance objectives selected by the HRC for that plan year. For each of the performance objectives that are met, a corresponding portion of the bonus award is paid. Each performance objective has an associated threshold level that must be achieved for any of the bonus award associated with such objective to be paid. The maximum bonus award that could be paid under the plan framework to a NEO for any plan year is $5 million. The HRC may, in its sole discretion, reduce or eliminate the amount otherwise payable to a participant under the AIP. There is no payment under the plan for performance that does not meet the threshold level.

Omnibus Incentive Plan – The following equity awards were granted to current NEOs in 2013 under the Omnibus Incentive Plan:

RSUs – These awards were granted on February 19, 2013 under our Omnibus Incentive Plan. RSUs vest on February 19, 2016, generally subject to the executive remaining employed on the vesting date.

PSUs – These awards were granted on February 19, 2013 under our Omnibus Incentive Plan. PSUs granted in 2013 to the named executive officers vest, generally subject to the executive remaining employed through the end of 2015, based on the achievement of relative TSR and ROIC targets for performance periods from 2013 through 2015, and based on the achievement of New Business EBITDA target in

2014 PROXY STATEMENT

2015. Each of these three metrics is weighted at 33 1/3%. See the description under the heading “Details of Executive Compensation Program – Long-Term Equity Incentives” in the CD&A for additional information about these awards.

Stock Options – Stock options were granted on February 19, 2013 under our Omnibus Incentive Plan. These options vest in three equal annual installments, beginning on February 19, 2014, generally subject to the executive remaining continuously employed through the vesting date.

Grants of Plan-Based Awards Table

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(4) ($/sh)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)			($)
John D. Williams	AIP		426,044	1,420,146	2,840,292
	RSUs	2/19/13							9,781			750,203
	PSUs	2/19/13				9,781	19,563	39,126				1,407,167
	Options	2/19/13								21,264	76.70	376,798
Daniel Buron	AIP		141,042(6)	470,141(6)	940,282(6)
	RSUs	2/19/13							2,463			188,912
	PSUs	2/19/13				2,463	4,927	9,854				354,399
	Options	2/19/13								5,355	76.70	94,891
Michael Fagan	AIP		129,947	433,156	866,312
	RSUs	2/19/13							1,433			109,911
	PSUs	2/19/13				1,433	2,866	5,732				206,151
	Options	2/19/13								3,115	76.70	55,198
Richard Thomas	AIP		120,542	401,806	803,612
	RSUs	2/19/13							1,669			128,012
	PSUs	2/19/13				1,669	3,338	6,676				240,102
	Options	2/19/13								3,628	76.70	64,288
Patrick Loulou	AIP		94,381(6)	314,604(6)	629,208(6)
	RSUs	2/19/13							1,618			124,101
	PSUs	2/19/13				1,618	3,236	6,472				232,765
	Options	2/19/13								3,517	76.70	62,321
Michael Edwards	AIP		128,235(7)	427,450(7)	854,900(7)	–	–	–	–	–	–	–

(1)	These columns consist of awards under the AIP for 2013. The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment possible under the plan (see “Performance-Based Annual Bonuses” in the CD&A for a discussion of the target/maximum performance levels). See the “Summary Compensation Table” for actual cash amounts paid under the Annual Incentive Plan for 2013.
(2)	These columns contain the PSU grant that represents the number of shares under the Omnibus Incentive Plan that will vest on December 31, 2015 if and to the extent the performance goals are achieved. The awards will be measured in four performance periods for the ROIC and TSR metrics: January 1 – December 31, 2013, January 1 – December 31, 2014, January 1 – December 31, 2015 and January 1, 2013 – December 31, 2015, and for the year 2015 for the New Business EBITDA metric. The “Threshold” column represents the minimum number of shares payable if threshold performance is met during all performance periods. If performance is at or below the threshold performance, no shares will be paid. The “Target” column represents the number of shares payable if 100% of the performance targets are met during all performance periods. The “Maximum” column represents the number of shares payable if performance meets or exceeds the maximum performance target during all performance periods. See “Long-Term Equity Incentives – PSUs and Award Determination” in the CD&A for a discussion of the threshold/target/maximum performance levels.
(3)	This column contains RSU grants and represents the number of shares under the Omnibus Incentive Plan that will vest on February 19, 2016.
(4)	The exercise price of each option is equal to the closing market price of Domtar common stock on the date the option was granted.
(5)	This column represents the grant date fair value in accordance with FASB ASC Topic 718, but excludes any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules. See footnotes 3 and 4 to the Summary Compensation Table.
(6)	For purposes of this table, threshold, target and maximum bonus estimates for Messrs. Buron and Loulou were converted to U.S. dollars using the spot exchange rate on the date salaries were paid.
(7)	For Mr. Edwards, the AIP amount is calculated based on a full year salary, although actual payout is based on a pro-rated salary for the portion of the year he was employed.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning outstanding equity awards for each NEO at the end of fiscal year 2013, which included options, RSUs and PSUs. Amounts in the table are based on the price per share of Domtar’s common stock of $94.34, the closing market price on December 31, 2013.

Number of Securities Underlying Unexercised Options (#) Exercisable – This column represents Non-qualified Stock Options (NQs) and Performance Stock Options (PSOs) for which the service requirements have been fulfilled and performance targets, if any, have been achieved.

2014 PROXY STATEMENT

Number of Securities Underlying Unexercised Options (#) Unexercisable – This column represents NQs and PSOs for which the performance targets, if any, have been achieved, but the service requirements have not been fulfilled.

Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) – This column represents NQs and PSOs that will vest if and to the extent that service requirements and predetermined performance targets, if any, are achieved.

Number of Shares or Units of Stock That Have Not Vested (#) – This column represents RSUs that will vest if service requirements are fulfilled and PSUs for which performance goals have been achieved but which were not vested as of December 31, 2013.

Market Value of Shares Or Units of Stock That Have Not Vested ($) – This column represents the market value of RSUs that will vest if service requirements are fulfilled and PSUs for which performance goals have been achieved but which were not vested as of December 31, 2013.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) – This column represents PSUs that will vest if and to the extent predetermined performance targets are achieved. The tables below describe the performance assumptions associated with each award tranche for the purpose of calculating the number of unearned 2012 and 2013 PSUs:

PSU 2012
Performance Period	ROIC Assumption (50%)	TSR Assumption (50%)
2014	Target	Threshold
2012-2014	Target	Threshold

PSU 2013
Performance Period	ROIC Assumption (33 1/3%)	TSR Assumption (33 1/3%)	New Business EBITDA (33 1/3%)
2014	Target	Threshold	Threshold
2015	Target	Threshold
2013-2015	Target	Threshold

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) – This column represents the market value of the unvested and unearned PSUs that will vest if and to the extent predetermined performance targets are achieved. The value ($) has been determined according to the table above.

2014 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John D. Williams						29,944	2,824,890	15,709	1,481,987
PSO 2010	6,588(4)	–	–	66.81	05/10/17
NQ 2013	–	21,264(5)	–	76.70	02/19/20
Total	6,588	21,264	–			29,944	2,824,890	15,709	1,481,987
Daniel Buron						7,468	704,546	3,875	365,548
2004	170(3)	–	510(3)	102.24	02/03/14
PSO 2007	–	–	3,150(4)	127.68	02/27/14
PSO 2008	4,491(4)	–	–	80.52	02/19/15
PSO 2010	3,654(4)	–	–	66.81	05/10/17
NQ 2013	–	5,355(5)	–	76.70	02/19/20
Total	8,315	5,355	3,660			7,468	704,546	3,875	365,548
Michael Fagan						15,363	1,449,305	2,136	201,502
NQ 2013	–	3,115(5)	–	76.70	02/19/20
Total	–	3,115	–			15,363	1,449,305	2,136	201,502
Richard Thomas						4,817	454,401	2,639	249,006
PSO 2007	–	–	2,058(4)	127.68	02/27/14
PSO 2008	–	–	–	80.52	02/19/15
PSO 2010	–	–	–	66.81	05/10/17
NQ 2013	–	3,628(5)	–	76.70	02/19/20
Total	–	3,628	2,058			4,817	454,401	2,639	249,006
Patrick Loulou						4,519	426,286	2,481	234,065
PSO 2007	–	–	1,516(4)	127.68	02/27/14
PSO 2008	2,100(4)	–	–	80.52	02/19/15
PSO 2010	1,654(4)	–	–	66.81	05/10/17
NQ 2013	–	3,517(5)	–	76.70	02/19/20
Total	3,754	3,517	1,516			4,519	426,286	2,481	234,065
Michael Edwards						151	14,215	–	67,960
PSO 2007	–	–	2,066(4)	127.68	02/27/14
PSO 2010	2,181(4)	–	–	66.81	05/10/17
Total	2,181	–	2,066			151	14,215	–	67,960

(1)	Includes earned, but unvested PSUs granted 2/21/2012 and 2/19/2013 that will vest 12/31/2014 and 12/31/2015, respectively, subject to continued employment. Fractional units rounded to the nearest whole share.
(2)	Includes unvested PSUs granted 2/21/2012 and 2/19/2013 that will vest 12/31/2014 and 12/31/2015 respectively, subject to performance and continued employment. Fractional units rounded to the nearest whole share.
(3)	The options vest in approximately equal annual installments on the first four anniversaries of the grant date if performance conditions are satisfied, or such later anniversary date as the performance condition is satisfied. The options were granted on 02/03/2004. As of December 31, 2013, only twenty-five percent have vested based on performance.
(4)	Options vest over three years in equal annual installments on the first three anniversaries of the grant date but do not become exercisable until performance vesting criteria have been fulfilled. Under the performance vesting criteria, no portion of the option may be exercised unless and until the trading price of Domtar’s common stock has reached or exceeded 120% of the exercise price for 20 consecutive days. If the performance vesting criteria has been fulfilled, the options may be exercised to the extent the options have vested under the time vesting criteria as of the date of exercise. The options that expire on 02/27/2014 were granted on 06/27/2007. The options that expire on 02/19/2015 were granted on 02/20/2008. The options that expire on 05/10/2017 were granted on 05/10/2010.
(5)	Options vest over three years in equal annual installments, no performance condition to be satisfied prior to exercise. The options that expire on 02/19/2020 were granted on 02/19/2013.

2014 PROXY STATEMENT

Option Exercises and Stock Vested Table

The table below provides information on the NEOs stock awards that vested and stock options that were exercised by our NEOs in 2013. Amounts in the following table reflect PSUs granted in 2011 that vested in 2013, RSUs granted as part of the 2010 grant that vested in 2013, one-third of the 2010 RSU Bonus grant that vested in 2013 and one-third of the 2011 RSU Bonus grant that vested in 2013 and any related dividend equivalent units associated with these awards that vested in 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
John D. Williams	–	–	24,984(1)(2)	1,977,700
Daniel Buron	9,110	573,019	6,738(2)	570,610
Michael Fagan	–	–	–	–
Richard Thomas	12,638	541,393	4,050(2)	338,324
Patrick Loulou	4,278	243,461	3,572(2)	302,109
Michael Edwards	–	–	6,777(2)	521,866(3)

(1)	Settlement of Mr. Williams’ 2,207.28 RSUs from his 2011 RSU Bonus grant and related dividend equivalent units that vested in 2013 with a value realized on vesting of $167,224 is deferred until the later of February 22, 2018 or the termination of his employment as described below under “Nonqualified Deferred Compensation.”
(2)	Includes 9,601, 2,349, 1,267, 1,227 and 1,267 PSUs for Messrs. Williams, Buron, Thomas, Loulou and Edwards, respectively that vested in 2013. These PSUs were settled on February 18, 2014. The value realized on settlement was $1,020,057, $249,535, $134,651, $130,354 and $134,651, by Messrs. Williams, Buron, Thomas, Loulou and Edwards, respectively. For Mr. Edwards, it also includes 2,624 RSUs which became vested upon his retirement.
(3)	Includes a dividend cash payment of $1,444 accrued on RSU awards that became vested upon Mr. Edwards’ retirement.

Pension Benefits

The following narrative and tables provide information on the defined benefit retirement plans in which the NEOs participate. The following table illustrates the actuarial present value as of December 31, 2013 of benefits accumulated by the NEOs under Domtar’s defined benefit pension plans and arrangements using the methodology required by the SEC pursuant to the U.S. Accounting Standards at the earliest unreduced retirement age under the plan.

For purposes of all the pension plans described in this section, “earnings” includes base salary and annual cash bonuses (up to the lesser of 50% of previous year salary or 100% of target bonus for the DB SERP for Management Committee Members of Domtar and, from January 1, 2015, for the Supplementary Pension Plan for Designated Managers of Domtar Inc.).

Messrs. Williams, Buron and Loulou participate in the Domtar Pension Plan for Non-Negotiated Employees. Starting in 2014, Mr. Williams will participate in the Domtar U.S. pension plans. The Domtar Pension Plan for Non-Negotiated Employees is registered with the Canadian federal and provincial authorities. It has two options: a defined benefit option and a defined contribution option. Participation in the Domtar Pension Plan for Non-Negotiated Employees is mandatory for all employees hired after January 1, 1998. Since that date, employees may only join the defined contribution option. Employees must join the plan no later than the first day of January following completion of two years of continuous service with the Corporation. Messrs. Williams, Buron and Loulou participate in the defined contribution option of the Domtar Pension Plan for Non-Negotiated Employees.

Under the defined contribution option, the Domtar Pension Plan for Non-Negotiated Employees is funded by the Corporation and by employee contributions. The level of contributions varies from 1.0% to 6.5% of earnings depending upon the employee’s election and upon the sum of the employee’s age and years of service. The Corporation matches employee contributions at 100%. Total employee and employer contributions are subject to the limits of the Income Tax Act. The member’s account is also credited with investment income, at a rate determined in accordance with the investment election made by the employee. The employee can modify his election at any time. Upon termination of employment, the employee is entitled to transfer his account balance in a locked-in retirement vehicle. Company contributions are immediately fully vested in the employee.

Messrs. Thomas and Edwards participate in the Domtar U.S. Salaried Pension Plan. The Domtar U.S. Salaried Pension Plan is a cash balance plan entirely funded by the Corporation. The plan was closed to new entrants on December 31, 2007. Under the Domtar U.S. Salaried Pension Plan, a percentage of the employee’s earnings is credited to his account each year, based on his age. In addition, the employee’s

2014 PROXY STATEMENT

account is credited with an annual rate of interest based on the 30-year Treasury Constant Maturities rate published by the Federal Reserve Board. Benefits are fully vested in the employee after three years of service. Upon termination of employment, the account of the employee is converted into a pension using factors specified in the plan. The employee may instead elect a lump sum payment corresponding to the present value of the pension.

Messrs. Fagan, Thomas and Edwards also participate in the Domtar U.S. Salaried 401(k) Plan. Since January 1, 2008, every new employee is automatically enrolled in the Domtar U.S. Salaried 401(k) Plan upon hire. The Corporation contributes an amount between 4% and 6% of earnings depending on the member’s age and matches 100% of employee contributions up to 5.5% of earnings. Employees that participate in the Domtar U.S. Salaried Pension Plan only receive the Corporation match on their contribution up to 5.5% of earnings. The member’s account is also credited with investment income, at a rate determined in accordance with the investment election made by the employee. The employee can modify his election at any time. Upon termination of employment, the employee is entitled to his account balance in a lump sum payment. Company contributions to the Domtar U.S. Salaried 401(k) Plan are immediately fully vested in the employee.

In 2007, the Corporation implemented two supplemental pension plans for designated executives. Messrs. Williams, Buron, Fagan, Thomas, Loulou and Edwards all participate in these supplemental programs. The DB SERP for Management Committee Members of Domtar (“DB SERP”) is a defined benefit plan, while the DC SERP for Designated Executives of Domtar (“DC SERP”) is a defined contribution plan, described under the heading “Nonqualified Deferred Compensation”. Benefits under the DB SERP are granted only to members of the Management Committee and are entirely paid for by the Corporation. The annual pension payable is equal to 2% of the executive’s best average earnings for each year of credited service as a member of the Management Committee less an offset based on the annual lifetime pension to which the executive is entitled under the Domtar Pension Plan for Non-Negotiated Employees (for participants employed in Canada) or the Domtar U.S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan (for participants employed in the U.S.), and the participant’s benefit under the DC SERP, with respect to that service. For purposes of the DB SERP, “earnings” include base salary and annual cash bonuses up to the lesser of 50% of previous year salary or 100% of target bonus.

For Canadian executives, the portion of the offset attributable to the Domtar Pension Plan for Non-Negotiated Employees (DC Option) is determined based on the assumption that the executive has elected to contribute to the defined contribution option of the plan at the maximum allowable rate. For U.S. executives, the portion of the offset attributable to the Domtar U.S. Salaried 401(k) Plan is determined based on the assumption that the executive has elected to contribute to the Domtar U.S. Salaried 401(k) Plan at the maximum allowable rate. Normal retirement age is 65 under the DB SERP. Executives may retire as early as age 55 and are eligible for an unreduced pension at age 62 provided they have completed two years of service as a member of the Management Committee (age 60 for Mr. Buron), with a 0.5% reduction for each calendar month that retirement precedes age 62 (a 0.25% reduction for each month that retirement precedes age 60 for Mr. Buron).

For a Canadian executive, the DB SERP pension is payable for life and guaranteed for a minimum of five years. Other forms of payment are available on an actuarially equivalent basis. For a U.S. executive, the present value of the DB SERP benefits will be paid in a lump sum upon retirement instead of a pension. Member benefits are fully vested after 2 years of membership in the plan. If an executive dies before commencement of his pension payments, a single lump sum payment equal to the actuarial equivalent of the benefits to which he would have been entitled had his or her employment terminated for a reason other than death will be paid to his beneficiary or estate. A Canadian executive will continue to accrue credited service in the DB SERP if he or she is considered “disabled” under the Domtar Pension Plan for Non-Negotiated employees. Benefits under the DB SERP will only be paid upon a disabled participant’s actual termination of employment. Benefits for Canadian members of the Management Committee under the DB SERP who are not U.S. tax payers are generally gradually funded when such member reaches age 60, up to the normal retirement age (currently age 65). Such funding is maintained through retirement only if the member actually retires at age 65 or above while being a member of the Management Committee; otherwise, amounts set aside for the member revert to the Corporation. In the event of termination within 12 months of a change of control, the member’s interest in the assets set aside vest. Otherwise, members will receive their benefits out of the general funds of the Corporation.

Mr. Williams.    The Corporation has entered into an agreement with Mr. Williams providing that, for purposes of his annual retirement benefit under the DB SERP for Management Committee Members of Domtar, he will earn an additional two months of credited service for each 12 months of actual service, up to a maximum of 12 months of additional credited service. This was implemented as a compensatory mechanism for pension arrangements Mr. Williams had with his previous employer.

2014 PROXY STATEMENT

Mr. Buron.    Mr. Buron is also eligible to receive benefits under the legacy Supplementary Pension Plan for Designated Managers of Domtar Inc. with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004. This plan provides for the same benefit as under the defined benefit option of the Domtar Pension Plan for Non-Negotiated Employees (described above, but effective January 1, 2015, with bonuses limited to the lesser of 50% of previous year salary or 100% of target bonus; however, the best average earnings after January 1, 2015 cannot be less than such average determined as at December 31, 2014), but without taking into account any limits under the Canadian income tax legislation, and is reduced by the amount of the benefit that would have been payable under the DB option of the Domtar Pension Plan for Non-Negotiated Employees for the same service. These benefits will be fully vested from age 55 and would also vest upon earlier of death in service or involuntary termination. Mr. Buron is eligible for benefits under the DB SERP for service since his appointment to the Management Committee in 2004, in replacement of the benefits accrued by Mr. Buron under the Supplementary Pension Plan for Senior Management Employees (“SPP”) which he had joined in 2004. Because benefits under the DB SERP replaced the benefit accrued by Mr. Buron under that plan, Mr. Buron’s accrued pension under the DB SERP in respect of credited service prior to the time Mr. Buron began participating in the DB SERP will not be less than what he otherwise would have accrued under the SPP, based on earnings and Management Committee service up to that date.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)	Payments During Last Fiscal Year ($)
John D. Williams(3)	DB SERP for Management Committee Members of Domtar	5.83(2)	650,285	–
Daniel Buron(3)	Supplementary Pension Plan for Designated Managers of Domtar Inc.	3.92	563,386	–
	DB SERP for Management Committee Members of Domtar	9.67(4)	410,913	–
Michael Fagan	DB SERP for Management Committee Members of Domtar	1.67	–	–
Richard Thomas	US Salaried Pension Plan	6.83	167,987	–
	DB SERP for Management Committee Members of Domtar	6.83	158,776	–
Patrick Loulou(3)	DB SERP for Management Committee Members of Domtar	6.83	–	–
Michael Edwards(5)	US Salaried Pension Plan	n/a	–	180,768
	DB SERP for Management Committee Members of Domtar	6.33	213,742	–

(1)	The Present Value of Accumulated Benefits has been calculated on the following basis:
(a)	Best average earnings and credited service as of December 31, 2013 have been used.
(b)	Retirement is assumed to occur at age 62 (age 60 for Mr. Buron), the earliest age that qualifies for an unreduced pension under the DB SERP, except that for Mr. Edwards, the value is based on his actual termination date of June 30, 2013.
(c)	Assumptions used correspond to those used for the purposes of determining the accrued benefit obligations on December 31, 2013 of the defined benefit plans for the financial statements of the Corporation (namely, a discount rate of 4.80% for Canadian executives and 4.70% for U.S. executives), except that no mortality or termination of employment assumption before retirement was used.

Messrs Fagan and Loulou do not have any present value of accumulated benefits under the DB SERP given that the sum of their accrued pension under the registered pension plan and the DC SERP exceeds the amount that would be provided under the DB SERP.

(2)	Mr. Williams has an agreement whereby two additional months per year of credited service are recognized in the DB SERP (up to a maximum of 12 months).
(3)	For purposes of this table, converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2013 (0.9712).
(4)	Years of credited service are retroactive to the date in 2004 when Mr. Buron became a member of the Management Committee of Domtar Inc. Upon his appointment as a member of the Management Committee, Mr. Buron became a participant in the Supplementary Pension Plan for Senior Management Employees. Benefits under the DB SERP replace the benefit accrued by Mr. Buron under the Supplementary Pension Plan for Senior Management Employees.
(5)	Mr. Edwards retired for purposes of the plan on June 30, 2013 and received a lump sum payment of his accrued benefit under the Domtar U.S. salaried Pension Plan in 2013. He will receive a lump sum payment of his DB SERP benefit in 2014.

Nonqualified Deferred Compensation

The following narrative and table provide information on the nonqualified deferred compensation plans in which our NEOs participate. The following table shows the 2013 account activity for each NEO and includes each executive’s contributions, company contributions, earnings, distributions and the aggregate balance of his total deferral account as of December 31, 2013. The aggregate balance includes the total personal contributions made (and not withdrawn) by each executive and the contributions made by the Corporation and predecessor companies over the career of each executive.

2014 PROXY STATEMENT

In 2007, the Corporation implemented the DC SERP for Designated Executives of Domtar, a nonqualified supplemental pension plan for certain executives, intended to provide designated executives (other than those covered under an individual supplemental retirement arrangement or a grandfathered arrangement) with retirement benefits in excess of benefits that may be payable in accordance with the Domtar Pension Plan for Non-Negotiated Employees (for participants employed in Canada), or the Domtar U.S. Salaried Pension Plan or the Domtar U.S. Salaried 401(k) Plan (for participants employed in the U.S.). Messrs. Williams, Buron, Fagan, Thomas, Loulou and Edwards participate in this plan, which consists of a nonqualified notional defined contribution pension plan entirely paid for by the Corporation. Each year, Canadian executives’ accounts are credited with an amount equal to 11% of earnings, less the value of the benefit provided by the employer contributions under the Domtar Pension Plan for Non-Negotiated Employees, calculated based on the assumption that the executive has elected to contribute to the defined contribution option of the plan at the maximum allowable rate. For a U.S. executive, the contribution formula is the same as under the Domtar U.S. Salaried 401(k) Plan for a participant of the same age and not participating in the Domtar U.S. Salaried Pension Plan, without taking into account any tax limit applicable to tax qualified plans, less the employer contribution to the Domtar U.S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan, calculated based on the assumption that the executive has elected to contribute to the Domtar U.S. Salaried 401(k) Plan at the maximum allowable rate. The member’s account is credited with a notional market-based investment return. Company contributions are fully vested in the employee after 2 years of service in an eligible salary grade. A Canadian executive will continue to accrue benefits if he or she is considered “disabled” under the Domtar Pension Plan for Non-Negotiated Employees. Benefits under the DC SERP will only be paid upon a disabled participant’s actual termination of employment. Upon death, retirement after vesting or vested termination of employment, the accumulated account balance is paid in a lump sum to the executive. A Canadian executive who retires after age 55 would also have the option to receive his benefits over a 10-year period.

For purposes of the DC SERP for Designated Executives of Domtar, “earnings” includes base salary and annual cash bonuses.

Mr. Williams elected to defer the settlement of the portion of his 2011 RSU Bonus awards and related dividend equivalents that would have otherwise been settled on February 22, 2013. These deferred awards are vested and will be payable upon the later of February 22, 2018 or the termination of his employment. Mr. Williams also holds vested DSUs granted under the Omnibus Incentive Plan that will be payable upon his termination of employment.

Nonqualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
		($)	($)	($)	($)	($)
John D. Williams(2)	DC SERP	–	247,742	175,994	–	1,481,390
	Omnibus Incentive Plan	167,224	–	444,432(4)	–	3,118,735
Daniel Buron(2)	DC SERP	–	91,911	88,195	–	710,127
	Omnibus Incentive Plan	–	–	–	–	–
Michael Fagan	DC SERP	–	66,601	3,579	–	89,439
	Omnibus Incentive Plan	–	–	–	–	–
Richard Thomas	DC SERP	–	56,771	47,709	–	375,246
	Omnibus Incentive Plan	–	–	–	–	–
Patrick Loulou(2)	DC SERP	–	67,783	63,011	–	509,466
	Omnibus Incentive Plan	–			–
Michael Edwards	DC SERP	–	31,653	53,357	–	374,419
	Omnibus Incentive Plan	–	–	–	–	–

(1)	The amounts with respect to the DC SERP are included in the “All Other Compensation” column of the “Summary Compensation Table”, and the Omnibus Incentive Plan amount with respect to Mr. Williams, was reported in the Summary Compensation Table in prior years.
(2)	DC SERP amounts are converted in U.S. dollars at the average prevailing spot exchange rate over the service period January 1st to December 31st, 2013 (0.9712).
(3)	The following amounts were reported in the Corporation’s Summary Compensation Table for previous years: with respect to Mr. Williams, $356,246 of the amounts with respect to the DC SERP and $702,989 of the amounts with respect to the Omnibus Incentive Plan; with respect to Mr. Buron, $130,909 of the amounts with respect to the DC SERP, with respect to Mr. Fagan, $19,259 of the amounts with respect to the DC SERP, with respect to Mr. Thomas, $85,157 of the amounts with respect to the DC SERP, with respect to Mr. Loulou, $93,112 of the amounts with respect to the DC SERP and with respect to Mr. Edwards, $87,940 of the amounts with respect to the DC SERP.
(4)	Reflects increase in value of vested DSUs and deferred RSU Bonus, as well as dividend equivalents accrued with respect to the awards.

2014 PROXY STATEMENT

The Corporation does not consider RSUs and PSUs that are reflected under “Outstanding Equity Awards at Fiscal Year-End Table” above to be deferred compensation and has not included them in the above table.

Employment Agreements and Potential Payments Upon Termination or a Change in Control

Severance Benefits

Mr. Williams.    Mr. Williams’ employment agreement was amended and restated in 2013. Under the terms of his amended and restated employment agreement, upon a termination of Mr. Williams’ employment by the Corporation for reasons other than death or cause (as defined in the agreement) or his breach of certain obligations in his employment agreement and other term of his employment agreement, Mr. Williams will be entitled to receive: a severance allowance of 24 months of his base salary in effect at the time of termination; a pro-rated portion of his annual bonus under the AIP for the year in which his employment is terminated, based on achievement of the applicable performance criteria; if such termination occurs after the end of a calendar year, any earned but unpaid bonus under the AIP; and for each calendar year during the severance period, a payment equal to the average of the bonus payments received by Mr. Williams under the AIP for the two years immediately preceding the year of his termination pro-rated for the number of days in the AIP performance period represented by the severance period; continued coverage under the Corporation’s health insurance policies during the severance period; continued vesting of his unvested equity awards as if he had remained employed through the duration of the severance period; continued accrual of service credit under the DB SERP for the duration of the severance period; and any additional payments or benefits provided under the Domtar Severance Program for Management Committee members (“Severance Program”), the Domtar North American Assignment Policy and other Domtar policies that are not set forth in Mr. Williams’ amended and restated agreement. Notwithstanding the foregoing, in the event Mr. Williams’ employment terminates within 3 months prior to or 24 months following a Change in Control (as defined in our Severance Program) in a manner that would qualify for severance under our Severance Program, no program or benefits will be payable under his amended and restated agreement and he will be instead entitled to the severance and other benefits payable under our Severance Program.

Mr. Buron.    Under the terms of the Supplementary Pension Plan for Designated Managers of Domtar Inc., Mr. Buron will be fully vested upon involuntary termination or death in service.

Mr. Fagan.    Under the terms of his employment agreement, upon a termination of Mr. Fagan’s employment by the Corporation without “cause” or upon his resignation for “good reason” (as cause and good reason are defined in his employment agreement) in each case on or prior to December 31, 2014, Mr. Fagan is entitled to the following:

•	a severance allowance of 36 months of his base salary in effect at the time of termination;

•	a pro-rated portion of his annual bonus under the AIP for the year in which his employment is terminated, based on achievement of the applicable performance criteria;

•	a pro-rated portion of his unpaid cash retention award; and,

•	if the termination of his employment occurs after January 1, 2014, a pro-rated portion of his equity retention award.

If Mr. Fagan’s employment is terminated after December 31, 2014, his severance entitlements will be governed by our Severance Program, except that, upon a termination of Mr. Fagan’s employment by the Corporation without “cause” or upon his resignation for “good reason” in each case prior to August 31, 2015, Mr. Fagan is entitled to a pro-rated settlement of his equity retention award.

Other NEOs

Under our Severance Program applicable to members of its Management Committee, our NEOs (other than the CEO and Mr. Fagan) would be entitled to up to 24 months’ salary payable in a lump sum upon a termination of employment by the Corporation for reasons other than cause, with benefit levels that vary based on service. Severance is equal to one year’s base salary regardless of service as a member of the Management Committee, with three additional months’ salary paid for each full year of service on the Management Committee, up to a maximum of 24 months base salary. Messrs. Buron, Thomas and Loulou would be entitled to 24 months’ salary. The executives would also be entitled to continued health benefits for the severance period, except if the executive’s benefits are subject to taxation in the United States, in which case the health insurance policies maintained by the Corporation will remain in effect until the earlier to occur of the last day of the severance period and the 18-month anniversary of the date the executive’s separation from service. The executives will also be entitled to outplacement services.

2014 PROXY STATEMENT

In the event one of the covered executives’ employment is involuntarily terminated without cause or the executive voluntarily terminates his employment for good reason within 3 months prior to or 24 months following a change in control of the Corporation, each of Messrs. Williams, Buron, Thomas and Loulou would be entitled to cash severance equal to 24 months’ salary plus two times his target bonus as of the date of termination or, if greater, the date of the change in control.

In connection with his retirement on June 30, 2013, Mr. Edwards received the foregoing severance, as well as other payments described in the table on page 53.

Other Post-Employment Benefits. Mr. Williams is eligible, if his termination is due to disability, for monthly disability payments during the severance period, reduced by an amount equal to his monthly base salary rate in effect at the time of termination, but in no month shall the reduction exceed the amount of the disability payment. If Mr. Williams remains disabled at the end of the severance period, he continues to be entitled to disability payments under the Corporation’s disability policies, as amended from time to time, as if his disability had first occurred immediately prior to the end of the severance period.

In the event of death, an amount equal to 2.5 times base salary in the year of the death is payable to the beneficiaries of Canadian executives pursuant to the life insurance program offered under the Corporation’s flexible benefit program option available to senior Canadian executives. In the event of the death of a U.S. executive, the beneficiary will receive a payment equal to the calculated amount of the life insurance (up to maximum of $1,600,000) based on the basic annual salary of the executive in the year of his or her death pursuant to the US Executive Life plan and using the following table:

Age	Multiplier
Under 45	5 times
45 to 49	4 times
50 to 54	3 times
55 or over	2 times

Messrs. Williams, Buron, Thomas and Loulou are fully vested in the supplemental pension benefits under the DB SERP for Management Committee Members of Domtar and under the DC SERP for Designated Executives of Domtar. They will receive benefits under these plans in the event of their death or if their employment were terminated involuntarily. Mr. Edwards was also fully vested and received benefits under these plans following his retirement, as described in the table below. Mr. Fagan will be vested on May 1, 2014 in the supplemental pension benefits under the DB SERP and DC SERP and, before such date, will only receive benefits under these plans in the event of his death.

Change in Control Protections. The Corporation does not have change in control agreements with its employees. Under our Omnibus Incentive Plan, upon a change in control, unless otherwise determined by the HRC, a participant’s awards will be replaced with awards of the acquiring Corporation having the same or better terms. If there is a change in control and a participant’s employment is terminated for business reasons in the three months prior to or twenty-four months after the change in control, his or her time-based awards will fully vest and performance-based awards will vest to the extent the applicable performance goals have been achieved as of the date of the change in control or the end of the fiscal quarter immediately prior to the date of termination, whichever date on which the achievement is greater.

If replacement awards are not available, unless the HRC determines otherwise, all time-based awards fully vest and performance-based awards vest to the extent the performance goals related to the award have been achieved as of the date of the change in control. Alternatively, the Committee may determine that vested awards will be canceled in exchange for a cash payment (or other form of change in control consideration) based on the value of the change in control payment and that unvested awards will be forfeited. The Board may also accelerate the vesting of any or all awards upon a change in control.

For the purposes of the Omnibus Incentive Plan, a “change in control” is defined as an acquisition by a third party of 50% or more of the Corporation’s common stock, a change in the composition of a majority of our Board of Directors due to a proxy contest or tender or exchange offer, or a merger, reorganization or similar transaction (including a sale of substantially all assets) where the Corporation’s historical stockholders do not control at least a majority of the surviving entity. Awards subject to Section 409A of the Code will vest and be settled upon more narrowly defined change in control events, and in all other change in control events will be replaced by awards of the acquirer (or, where replacement awards are not available, a right to an equivalent cash payment).

Under the plans governing equity awards granted in exchange for legacy Domtar Inc. and Weyerhaeuser Company equity awards, if there is a change in control, unvested options and restricted stock generally vest.

2014 PROXY STATEMENT

Members of our Management Committee (other than Mr. Fagan) are also entitled to the enhanced severance benefits described above in the event one of the covered executives’ employment is involuntarily terminated without cause or the executive voluntarily terminates his employment for good reason within 3 months prior to or 24 months following a change in control of the Corporation.

The following table presents potential payments to each NEO as if the officer’s employment had been terminated and/or if a change in control had occurred as of December 31, 2013, the last business day of 2013. If applicable, amounts in the table were calculated using $94.34 the closing market price of Domtar’s common stock on December 31, 2013. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our salaried employees generally.

Name	Severance Pay		Equity With Accelerated Vesting(1)		Retirement Plan Benefits: SERP		Death/ Disability Benefits		Continued Perquisites and Benefits(2)		Total
	($)		($)		($)		($)		($)		($)
John D. Williams
Death	–		7,608,566		2,044,309	(4)	2,595,440	(4)(6)	–		12,248,315
Disability	–		5,907,203		2,044,309	(4)	2,081,341	(4)(5)	–		10,032,853
Retirement	–		–		2,044,309	(4)	–		–		2,044,309
Involuntary Termination	4,788,589	(3)	5,907,203		3,390,000	(4)	–		28,560		14,114,352
Change-In-Control	–		–		–		–		–		–
Involuntary Termination within Two Years after a Change-In-Control	5,267,892		6,974,045		3,390,000	(4)	–		28,560		15,660,497
Daniel Buron
Death	–		1,111,783		1,151,146	(4)	727,514	(4)(6)	–		2,990,443
Disability	–		839,686		–		1,212,147	(4)(5)	–		2,051,833
Retirement	–		–		–		–		–		–
Involuntary Termination	1,027,821	(4)	65,289		1,151,146	(4)	–		17,743	(4)	2,261,999
Change-In-Control	–		–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,939,292	(4)	962,444		1,151,146	(4)	–		17,743	(4)	4,070,625
Michael Fagan
Death	–		1,668,718		89,439		1,475,000	(6)	–		3,233,157
Disability	–		321,778		–		–		–		321,778
Retirement	–		–		–		–		–		–
Involuntary Termination	1,665,672		–		–		–		26,785		1,692,457
Change-In-Control	–		–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,665,672		391,634		–		–		26,785		2,084,091
Richard Thomas
Death	–		732,421		637,780		925,000	(6)	–		2,295,201
Disability	–		546,052		637,780		–		–		1,183,832
Retirement	–		336,622		637,780		–		–		974,402
Involuntary Termination	906,194		44,724		637,780		–		26,785		1,615,483
Change-In-Control	–		565,409	(7)	–		–		–		565,409
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,709,807		629,407		–		–		26,785		2,365,999
Patrick Loulou
Death	–		684,301		493,834	(4)	608,333	(4)(6)	–		1,786,468
Disability	–		514,622		–		887,533(4)(5)		–		1,402,155
Retirement	–		–		–		–		–		–
Involuntary Termination	859,178	(4)	41,929		493,834	(4)	–		16,677	(4)	1,411,618
Change-in-Control			–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,469,109	(4)	594,409		493,834(4)		–		16,677	(4)	2,574,029
Michael Edwards(8)
Retirement	854,900		339,071		588,161		–		12,905		1,795,037

(1)	Amount included for PSU grant has been calculated at “Target” for Death benefits and, for all other instances, based on achievement of the performance goals through 2013 for the ROIC and TSR metrics and based on an estimated performance at threshold for the New Business EBITDA metric.
(2)	Amount shown under “Continued Perquisites and Benefits” represents the cost of company-paid medical and dental for all NEOs, and also includes life and accidental death and dismemberment for Canadian NEOs.
(3)	For the purposes of this table, bonus amount paid in Canadian dollars in previous year was converted to U.S. dollars at spot exchange rate on the date it was approved.
(4)	For the purposes of this table, converted to U.S. dollars at spot exchange rate of December 31, 2013 (0.9414).
(5)	Represents the estimated present value of the disability benefit that is in excess of what is currently offered to salaried employees. These benefits are uninsured.
(6)	Represents the death benefit, which is fully insured.
(7)	Represents the value of awards subject to 409A of the Code that will vest and be settled upon more narrowly defined change in control events as described in the Omnibus Incentive Plan. Includes amounts that would also be paid upon retirement. PSU performance has been calculated based on achievement of the performance goals through December 31, 2013 for the ROIC and TSR metrics, and based on an estimated performance at threshold for the New Business EBITDA metric.
(8)	Table reflects pay and benefits received or receivable by Mr. Edwards as a result of his retirement in June 2013.

2014 PROXY STATEMENT

ITEM 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE

OFFICER COMPENSATION

Our executive officers are compensated in a manner that supports our strategy, competitive needs, sound corporate governance principles, and stockholders’ interests and concerns. We believe our compensation program is aligned with the long-term interests of our stockholders.

As described in the Compensation Discussion and Analysis section of this proxy statement, the executive compensation program at Domtar is designed to attract, retain and motivate talented key executives to accomplish our operational, financial and strategic objectives over the long-term through our emphasis on variable pay and pay-for-performance. Highlights of the Corporation’s executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	Pay programs that are competitive with organizations similar in size and business challenges; and primarily performance-based, using multiple performance measures (internal and external);

•	Bonuses capped to a maximum potential payout;

•	Disclosure of the financial performance drivers for our short-term incentives, in numeric terms;

•	Oversight of programs by an independent Human Resources Committee that engages its own independent compensation advisor;

•	A long-term incentive program that is entirely stock-based and that is weighted toward performance-based equity to align the interest of executives to those of stockholders;

•	Plan provisions that forbid backdating or repricing of stock options;

•	No dividends or dividend equivalents provided on any unearned performance shares or units;

•	Stock ownership guidelines and holding period requirement to achieve guidelines;

•	Limited use of perquisites;

•	No excise tax gross-ups for change in control related payments, all of which are based on what we believe are reasonable multiples with double triggers for all severance payments; and

•	A clawback provision that allows for recoupment of incentives in certain situations.

After considering our existing programs and our upcoming business challenges, the HRC determined in early 2013 that certain changes to the overall structure of the program would further enhance our program’s ability to support our business and strategic objectives.

These changes included a remix of the target annual pay for most of our NEOs in which base salaries were increased and short-term incentive targets were decreased. This resulted in no change to our NEOs’ target cash compensation, except for Mr. Williams whose target cash compensation increased by 2%. Long-term incentive were also increased to further emphasize the importance of achieving our longer-term business performance goals and to bridge the competitive gap that existed due to target total compensation that was significantly below the median for most of our NEOs. After these changes, the target total compensation for our NEOs (including Mr. Williams) remains aligned with or below the market median of the relevant benchmark comparison.

Our long-term equity incentive was also reviewed and a stock option component was added to the existing tenure-based restricted stock units and performance share units, with weightings of 25%, 25% and 50%, respectively. In order to emphasize the strategic importance of achieving earnings growth from newly acquired businesses, a third measure for the performance share units awards was added and is weighted equally with the existing TSR and ROIC metrics, with each at 33 1/3%.

Our AIP payout reflects our strong performance for the health and safety and customer SQ Index metrics, as well as below target financial results.

We believe that our compensation programs operated as intended. Our business results reflect the challenging operating environment in 2013 and the compensation of our NEOs reflects that performance appropriately.

We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2013 compensation of our Named Executive Officers.

2014 PROXY STATEMENT

Our stockholders voted in 2011, in a non-binding vote, to have annual advisory votes to approve the compensation paid to Domtar Named Executive Officers, and the Corporation has adopted that approach. The Board of Directors and the Human Resources Committee make executive compensation decisions every year, and our directors will look to the annual advisory vote for information that can be taken into account when they make decisions with respect to our compensation philosophy, policies and practices. Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking you to vote, on an advisory basis, on the adoption of the following resolution:

“BE IT RESOLVED that the stockholders approve, on an advisory basis, the compensation paid to Domtar Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement.”

As an advisory vote, the voting results on this Proposal are non-binding. However, the Board of Directors and the Human Resources Committee value the opinions of our stockholders, and, consistent with good governance principles, will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting on this Item 2 at the annual meeting is required for approval of this Proposal. You have the opportunity to vote “for” or “against”, or “abstain” from voting on, the above resolution.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Corporation to its Named Executive Officers.

Please note that if you hold your shares in Street name, your broker is not able to vote on your behalf with respect to the approval of the compensation paid by the Corporation to its Named Executive Officers without specific voting instructions from you. As a result, it is important that, if you are a stockholder in Street name, you provide instructions to your broker or vote your shares as provided in this proxy statement.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

2014 PROXY STATEMENT

AUDIT COMMITTEE REPORT CONCERNING FINANCIAL MATTERS

The Audit Committee’s primary responsibility is the oversight of the Corporation’s financial reporting process on behalf of the Board of Directors. Management is responsible for establishing and maintaining the Corporation’s internal controls, for preparing the financial statements, and for the public reporting process. The independent registered public accounting firm is responsible for performing an audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The independent registered public accounting firm also issues a report on the effectiveness of the Corporation’s internal control over financial reporting. The Audit Committee reviews the work of management and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

On behalf of the Board of Directors, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm to audit the Corporation’s consolidated financial statements and the Corporation’s internal control over financial reporting for the year ended December 31, 2013.

In conjunction with the activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 18, 2014:

(1)	The Audit Committee has reviewed and discussed with management of the Corporation and PwC the audited financial statements as of and for the year ended December 31, 2013. In addition, the Audit Committee reviewed and discussed with management, management’s assessment and report on the effectiveness of the Corporation’s internal controls over financial reporting and PwC’s attestation report on the effectiveness of the Corporation’s internal controls over financial reporting. These discussions included meetings with PwC without representatives of management being present.

(2)	The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as amended (AICPA, Professional Standards, AU Section 380), and in effect on the date of this report, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3)	The Audit Committee has discussed with PwC its independence from the Corporation, and the Audit Committee has received from PwC, as required by applicable requirements of the Public Company Accounting Oversight Board:

(i)	a written disclosure, indicating all relationships, if any, between PwC and its related entities and the Corporation and its related entities which, in PwC’s professional judgment, reasonably may be thought to bear on PwC’s independence, and

(ii)	a letter from PwC confirming that, in its professional judgment, it is independent of the Corporation within the meaning of the securities acts administered by the SEC.

(iii)	The Audit Committee has determined that PwC’s provision of audit and non-audit services to the Corporation is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

THE AUDIT COMMITTEE:

Robert J. Steacy, Chair

Giannella Alvarez

David J. Illingworth

David G. Maffucci

2014 PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Corporation’s fees for services performed by its independent auditor, PricewaterhouseCoopers LLP, (“PwC”) during fiscal years 2013 and 2012 were:

	2013	2012
Audit fees(1)	$2,836,267	$2,652,069
Audit-related fees(2)	$ 582,656	$ 183,688
Tax fees(3)	$ 468,369	$ 501,678
All other fees(4)	$ 5,900	$ 5,959
Total	$3,893,192	$3,343,394

(1)	Audit fees were primarily for services rendered in connection with the audit of the financial statements included in the Annual Report of the Corporation on Form 10-K, and reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting and the statutory audit of a 100% owned subsidiary in 2012.
(2)	Audit related fees for 2013 included due diligence services in the context of a business combination, issuance of comfort and consent letters in connection with long-term debt issuance, certain specified procedures in connection with the sale of Ariva U.S. and compliance certification. Audit related fees for 2012 were for compliance certification, certain specified audit procedures in connection with the divestiture of the Wood business and the issuance of other special purpose reports, as well as issuance of comfort and consent letters in connection with long-term debt issuance.
(3)	Tax fees related to tax compliance, tax planning and tax advice.
(4)	The 2013 and 2012 fees included amounts for license fees for an accounting and reporting research tool.

The Audit Committee has established policies requiring its pre-approval of audit and non-audit services provided by the independent registered public accounting firm. The policies require that the Committee annually pre-approve specifically described audit and audit-related services. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services impair the independence of the Corporation’s independent registered public accounting firm. In accordance with its policies, the Audit Committee has delegated pre-approval authority to Robert J. Steacy, in his capacity as Chairman of the Audit Committee. All audit and non-audit fees were approved pursuant to the policy in 2013 and 2012.

2014 PROXY STATEMENT

ITEM  3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the Corporation for the year 2014.

PwC has served as the Corporation’s independent registered public accounting firm since 2007. PwC was the independent auditor of Domtar Inc. prior to March 7, 2007.

Although we are not required to have our stockholders ratify the selection of PwC as our independent registered public accounting firm, the Board of Directors requests ratification of this appointment by the stockholders as a matter of good corporate practice. A representative of PwC will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation in 2014.

2014 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

Domtar Corporation had a total of 31,857,451 shares of common stock issued and outstanding as of December 31, 2013. Based upon information available to the Corporation concerning ownership of shares of Corporation common stock as of December 31, 2013, there were 2 beneficial owners of more than 5% of the common stock of the Corporation:

BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, beneficially owns 3,489,140 shares or 10.97% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated January 10, 2014.

The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA, 19355-2331, beneficially owns 1,755,726 shares of 5.51% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated February 12, 2014.

Domtar (Canada) Paper Inc., an indirectly-owned subsidiary, had a total of 561,510 exchangeable shares issued and outstanding, equivalent to less than 5% of Corporation common stock as of December 31, 2013. These exchangeable shares are intended to be substantially the economic equivalent to shares of Corporation common stock and are exchangeable at the option of the holder on a one-for-one basis for shares of Domtar Corporation common stock.

The total combined number of common stock and exchangeable shares issued and outstanding was 32,418,961 at December 31, 2013.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table sets forth the number of shares of the Corporation’s common stock beneficially owned by each of the Corporation’s directors and executive officers, and all directors and executive officers as a group (including, in each case, any exchangeable shares of Domtar (Canada) Paper Inc. beneficially owned by such directors and officers), based upon information available to the Corporation as at March 28, 2014. None of the shares indicated below are subject to hedging or pledge. The mailing address of each of these individuals is c/o Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada H3A 1L6.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Common Stock
Non-Executive Directors
Harold H. MacKay	20,080	*
Giannella Alvarez**	2,036	*
Robert E. Apple***	1,358	*
Louis P. Gignac	13,215	*
David J. Illingworth****	225	*
Brian M. Levitt	18,358	*
David G. Maffucci*****	3,003	*
Robert J. Steacy	13,754	*
Pamela B. Strobel	14,017	*
Denis Turcotte	17,709	*

2014 PROXY STATEMENT

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Common Stock
Executive Officers
John D. Williams	49,839	*
Melissa Anderson	1,200	*
Daniel Buron	4,510	*
Michael Fagan	—	*
Zygmunt Jablonski	7,017	*
Patrick Loulou	9,496	*
Richard Thomas	5,529	*
All Directors and Executive Officers as a group	181,346	*

*	Less than 1%
**	Elected to the Board in May 2012
***	Elected to the Board in October 2012
****	Elected to the Board in October 2013
*****	Elected to the Board in May 2011

(1)	Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.
(2)	Includes the following shares subject to stock options, restricted stock units or deferred stock units exercisable, vested or vesting within 60 days of March 28, 2014:

Name	Stock Options	Restricted Stock Units	Deferred Stock Units
Non-Executive Directors
Harold H. MacKay	—	—	18,332
Giannella Alvarez**	—	—	1,926
Robert E. Apple***	—	—	1,358
Louis P. Gignac	—	—	13,215
David J. Illingworth****	—	—	225
Brian M. Levitt	—	—	18,358
David G. Maffucci*****	—	—	3,003
Robert J. Steacy	—	—	13,338
Pamela B. Strobel	—	—	13,601
Denis Turcotte	—	—	16,459
Executive Officers
John D. Williams	13,675	—	28,717
Melissa Anderson	—	—	—
Daniel Buron	1,785	—	—
Michael Fagan	—	—	—
Zygmunt Jablonski	2,720	—	—
Patrick Loulou	2,139	—	—
Richard Thomas	1,209	—	—

2014 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors and executive officers to file reports of ownership and changes in ownership of their equity securities of the Corporation with the SEC and to furnish the Corporation with copies of such reports. Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation during the fiscal year ended December 31, 2013, no director, officer, beneficial owner of more than 10% of our outstanding common stock, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during the fiscal year ended December 31, 2013.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

ANNUAL REPORT FOR 2013

Copies of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2013 are being furnished concurrently with this proxy statement to persons who were stockholders of record as of March 7, 2014, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies. We hereby incorporate by reference into this proxy statement “Item 10: Directors and Executive Officers of the Registrant” of our annual report on Form 10-K for the fiscal year ended December 31, 2013.

By order of the Board of Directors,

Razvan L. Theodoru
Vice-President, Corporate Law and Secretary

Montreal, Quebec

March 28, 2014

2014 PROXY STATEMENT

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2011	2012	2013
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	365	172	91
(+)	Impairment and write-down of PP&E1 and intangible assets	($)	53	9	17
(+)	Closure and restructuring costs	($)	33	20	13
(-)	Net losses (gains) on disposals of PP&E1 and sale of businesses	($)	(3)	1	2
(+)	Impact of purchase accounting	($)	1	1	2
(-)	Reversal of alternative fuel tax credits	($)	–	–	18
(-)	Cellulose biofuel producer credits	($)	–	–	(33)
(+)	Loss on repurchase of long-term debt	($)	3	30	2
(+)	Weston litigation settlement	($)	–	–	46
(=)	Earnings before items	($)	452	233	158
( /)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	40.2	36.1	33.4
(=)	Earnings before items per diluted share	($)	11.24	6.45	4.73
Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	365	172	91
(+)	Equity loss, net of taxes	($)	7	6	1
(+)	Income tax expense (benefit)	($)	133	58	(20)
(+)	Interest expense, net	($)	87	131	89
(=)	Operating income	($)	592	367	161
(+)	Depreciation and amortization	($)	376	385	376
(+)	Impairment and write-down of PP&E1 and intangible assets	($)	85	14	22
(-)	Net losses (gains) on disposals of PP&E1 and sale of businesses	($)	(6)	2	4
(=)	EBITDA	($)	1,047	768	563
(/)	Sales	($)	5,612	5,482	5,391
(=)	EBITDA margin	(%)	19%	14%	10%

2014 PROXY STATEMENT

			2011	2012	2013
Reconciliation of “Earnings before items” to Net earnings
	EBITDA	($)	1,047	768	563
(-)	Reversal of alternative fuel tax credits	($)	–	–	26
(+)	Closure and restructuring costs	($)	52	30	18
(+)	Impact of purchase accounting	($)	1	1	2
(+)	Weston litigation settlement	($)	–	–	49
(=)	EBITDA before items	($)	1,100	799	658
(/)	Sales	($)	5,612	5,482	5,391
(=)	EBITDA margin before items	(%)	20%	15%	12%
Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	883	551	411
(-)	Additions to PP&E1	($)	(144)	(236)	(242)
(=)	Free cash flow	($)	739	315	169
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	7	18	15
(+)	Long-term debt due within one year	($)	4	79	4
(+)	Long-term debt	($)	837	1,128	1,510
(=)	Debt	($)	848	1,225	1,529
(-)	Cash and cash equivalents	($)	(444)	(661)	(655)
(=)	Net debt	($)	404	564	874
(+)	Shareholders’ equity	($)	2,972	2,877	2,782
(=)	Total capitalization	($)	3,376	3,441	3,656
	Net debt	($)	404	564	874
( /)	Total capitalization	($)	3,376	3,441	3,656
(=)	Net debt-to-total capitalization	(%)	12%	16%	24%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	PP&E: Property, plant and equipment

2014 PROXY STATEMENT

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures By Segment

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

		Pulp and Paper[1]			Personal Care[2]			Corporate
		2011	2012	2013	2011	2012	2013	2011	2012	2013

Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	581	330	171	7	45	43	4	(8)	(53)
(+)	Impairment and write-down of PP&E3 and intangible assets	85	14	20	–	–	2	–	–	–
(-)	Net (gains) losses on disposal of PP&E3 and business	–	2	10	–	–	–	(6)	–	(6)
(+)	Reversal of alternative fuel tax credits	–	–	26	–	–	–	–	–	–
(+)	Weston litigation settlement	–	–	–	–	–	–	–	–	49
(+)	Closure and restructuring costs	52	29	10	–	1	2	–	–	6
(+)	Impact of purchase accounting	–	–	–	1	1	2	–	–	–
(=)	Operating income (loss) before items	718	375	237	8	47	49	(2)	(8)	(4)

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	718	375	237	8	47	49	(2)	(8)	(4)
(+)	Depreciation and amortization	372	365	345	4	20	31	–	–	–
(=)	EBITDA before items	1,090	740	582	12	67	80	(2)	(8)	(4)
(/)	Sales	5,542	5,088	4,843	71	399	566	–	–	–
(=)	EBITDA margin before items	20%	15%	12%	17%	17%	14%	–	–	–

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Corporation acquired Xerox’s paper print and media product’s assets in the United States and Canada.

(2)	On July 1, 2013, the Corporation acquired 100% of the shares of Associated Hygiene Products LLC.

On May 1, 2012, the Corporation acquired 100% of the shares of EAM Corporation.

On March 1, 2012, the Corporation acquired 100% of the shares of Attends Healthcare Limited.

On September 1, 2011, the Corporation acquired 100% of the shares of Attends Healthcare Inc.

(3)	PP&E: Property, plant and equipment

2014 PROXY STATEMENT

Admission NNNNNNNNNNNN Ticket MMMMMMMMMMMMMMM C123456789 I MPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 Instead of mailing your proxy, you may choose one of the voting ADD 2 methods outlined below to vote your proxy. ADD 3 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 4 NNNNNNNNN ADD 5 Proxies 12:00 a. m submitted ., Eastern by Daylight the Internet Time, or on telephone April 30, 2014 must . be received by ADD 6 Vote by Internet Go to www.envisionreports.com/ufs Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in Follow the instructions provided by the recorded message this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all Proposals. 1. Election of ten Directors: For Against Abstain For Against Abstain For Against Abstain + 01 - Giannella Alvarez 02 - Robert E. Apple 03 - Louis P. Gignac 04 - David J. Illingworth 05 - Brian M. Levitt 06 - David G. Maffucci 07 - Robert J. Steacy 08 - Pamela B. Strobel 09 - Denis Turcotte 10 - John D. Williams For Against Abstain For Against Abstain 2. Say-on-Pay – An advisory vote to approve named executive 3. The ratification of the appointment of PricewaterhouseCoopers officer compensation. LLP as the Corporation’s independent public accounting firm for the 2014 fiscal year. The transaction of any other business that may properly be brought before the annual meeting. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 1 8 7 1 3 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01SA2A

Domtar Corporation 2014 Annual Meeting of Stockholders Montreal Museum of Fine Arts Claire and Marc Bourgie Pavilion 1339 Sherbrooke Street West Montreal, Quebec, Canada Wednesday, April 30, 2014 9:00 a.m. EDT If you plan to attend the annual meeting please note that registration and seating will begin at 8:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 7, 2014 record date. Cameras and recording devices will not be permitted at the meeting. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. This Proxy proxy — Domtar is solicited Corporation on behalf of the Board of Directors for the Annual Meeting on April 30, 2014. The undersigned hereby appoints Harold H. MacKay, John D. Williams and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Wednesday, April 30, 2014, beginning at 9:00 a.m. (EDT) at Montreal Museum of Fine Arts, Claire and Marc Bourgie Pavilion, 1339 Sherbrooke Street West, Montreal, Quebec, Canada and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting. The Board of Directors recommends a vote FOR all of the Proposals, as listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting. Please sign and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet.

NNNNNNNNNNNN IMPORTANT ANNUAL MEETING INFORMATION NNNNNNNNN Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all Proposals. 1. Election of ten Directors: For Against Abstain For Against Abstain For Against Abstain + 01 - Giannella Alvarez 02 - Robert E. Apple 03 - Louis P. Gignac 04 - David J. Illingworth 05 - Brian M. Levitt 06 - David G. Maffucci 07 - Robert J. Steacy 08 - Pamela B. Strobel 09 - Denis Turcotte 10 - John D. Williams For Against Abstain For Against Abstain 2. Say-on-Pay – An advisory vote to approve named executive 3. The ratification of the appointment of PricewaterhouseCoopers officer compensation. LLP as the Corporation’s independent public accounting firm for the 2014 fiscal year. The transaction of any other business that may properly be brought before the annual meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 1 8 7 1 3 1 2 + 01SA3B

Domtar Corporation 2014 Annual Meeting of Stockholders Montreal Museum of Fine Arts Claire and Marc Bourgie Pavilion 1339 Sherbrooke Street West Montreal, Quebec, Canada Wednesday, April 30, 2014 9:00 a.m. EDT If you plan to attend the annual meeting please note that registration and seating will begin at 8:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 7, 2014 record date. Cameras and recording devices will not be permitted at the meeting. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. This Proxy proxy — Domtar is solicited Corporation on behalf of the Board of Directors for the Annual Meeting on April 30, 2014. The undersigned hereby appoints Harold H. MacKay, John D. Williams and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Wednesday, April 30, 2014, beginning at 9:00 a.m. (EDT) at Montreal Museum of Fine Arts, Claire and Marc Bourgie Pavilion, 1339 Sherbrooke Street West, Montreal, Quebec, Canada and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting. The Board of Directors recommends a vote FOR all of the Proposals, as listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting. Please sign and return promptly in the enclosed envelope.